                               AEHR TEST SYSTEMS


                         Common Stock Purchase Agreement

                                February 26, 1990

                                      INDEX

                                                                           Page
                                                                           ----

ARTICLE I - PURCHASE, SALE AND TERMS OF SHARES . . . . . . . . . . . . . .    1

     1.1  Authorization of Shares. . . . . . . . . . . . . . . . . . . . .    1
     1.2  Purchase and Sale of Shares  . . . . . . . . . . . . . . . . . .    1

ARTICLE II - CONDITIONS TO CLOSING . . . . . . . . . . . . . . . . . . . .    2

     2.1  Conditions to Purchasers' Obligations. . . . . . . . . . . . . .    2
     2.2  Conditions to Company's Obligations. . . . . . . . . . . . . . .    3

ARTICLE III - REPRESENTATIONS AND WARRANTIES . . . . . . . . . . . . . . .    3

     3.1  Organization and Standing of the Company . . . . . . . . . . . .    3
     3.2  Corporate Action . . . . . . . . . . . . . . . . . . . . . . . .    4
     3.3  Governmental Approvals . . . . . . . . . . . . . . . . . . . . .    4
     3.4  Litigation . . . . . . . . . . . . . . . . . . . . . . . . . . .    4
     3.5  Compliance with Other Instruments. . . . . . . . . . . . . . . .    5
     3.6  Title to Assets, Patents . . . . . . . . . . . . . . . . . . . .    5
     3.7  Financial Information. . . . . . . . . . . . . . . . . . . . . .    6
     3.8  Taxes. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    6
     3.9  ERISA. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    7
     3.10 Transactions with Affiliates . . . . . . . . . . . . . . . . . .    7
     3.11 Other Matters. . . . . . . . . . . . . . . . . . . . . . . . . .    7
     3.12 Securities Act of 1933 . . . . . . . . . . . . . . . . . . . . .    7
     3.13 Disclosure . . . . . . . . . . . . . . . . . . . . . . . . . . .    7
     3.14 No Brokers or Finders. . . . . . . . . . . . . . . . . . . . . .    8
     3.15 Certain Agreements of Employees. . . . . . . . . . . . . . . . .    8
     3.16 Capitalization; Status of Capital Stock. . . . . . . . . . . . .    8
     3.17 Books and Records. . . . . . . . . . . . . . . . . . . . . . . .    9
     3.18 Subsidiaries . . . . . . . . . . . . . . . . . . . . . . . . . .    9
     3.19 Environmental Protection . . . . . . . . . . . . . . . . . . . .    9

ARTICLE IV - COVENANTS OF THE COMPANY. . . . . . . . . . . . . . . . . . .   10

     4.1  Affirmative Covenants of the Company Other Than
            Reporting Requirements . . . . . . . . . . . . . . . . . . . .   10
     4.2  Negative Covenants of the Company. . . . . . . . . . . . . . . .   12
     4.3  Reporting Requirements . . . . . . . . . . . . . . . . . . . . .   13
     4.4  Confidentiality. . . . . . . . . . . . . . . . . . . . . . . . .   14

ARTICLE V - REGISTRATION RIGHTS. . . . . . . . . . . . . . . . . . . . . .   14

     5.1  "Piggy-Back" Registration. . . . . . . . . . . . . . . . . . . .   14
     5.2  Effectiveness. . . . . . . . . . . . . . . . . . . . . . . . . .   15
     5.3  Indemnification of Holders of Registrable Shares . . . . . . . .   15
     5.4  Indemnification of Company . . . . . . . . . . . . . . . . . . .   16
     5.5  Exchange Act Registration. . . . . . . . . . . . . . . . . . . .   18
     5.6  Damages. . . . . . . . . . . . . . . . . . . . . . . . . . . . .   18
     5.7  Further Obligations of the Company . . . . . . . . . . . . . . .   18
     5.8  Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . .   19
     5.9  Transfer of Registration Rights. . . . . . . . . . . . . . . . .   19
     5.10 No Superior Rights . . . . . . . . . . . . . . . . . . . . . . .   20

ARTICLE VI - REPRESENTATIONS AND WARRANTIES OF PURCHASERS
             AND RESTRICTIONS ON TRANSFER. . . . . . . . . . . . . . . . .   20

     6.1  Representations and Warranties by Each Purchaser . . . . . . . .   20
     6.2  Legends. . . . . . . . . . . . . . . . . . . . . . . . . . . . .   21
     6.3  Removal of Legends and Transfer Restrictions . . . . . . . . . .   21
     6.4  Additional Purchases of Common Stock . . . . . . . . . . . . . .   22

ARTICLE VII - DEFINITIONS AND ACCOUNTING TERMS . . . . . . . . . . . . . .   22

     7.1  Certain Defined Terms. . . . . . . . . . . . . . . . . . . . . .   22
     7.2  Accounting Terms . . . . . . . . . . . . . . . . . . . . . . . .   24

ARTICLE VIII - MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . . . .   24

     8.1  No Waiver; Cumulative Remedies . . . . . . . . . . . . . . . . .   24
     8.2  Amendments, Waivers and Consents . . . . . . . . . . . . . . . .   24
     8.3  Addresses for Notices, etc.. . . . . . . . . . . . . . . . . . .   25
     8.4  Costs, Expenses and Taxes. . . . . . . . . . . . . . . . . . . .   25
     8.5  Binding Effect; Assignment . . . . . . . . . . . . . . . . . . .   25
     8.6  Survival of Representations and Warranties . . . . . . . . . . .   26
     8.7  Prior Agreements . . . . . . . . . . . . . . . . . . . . . . . .   26
     8.8  Severability . . . . . . . . . . . . . . . . . . . . . . . . . .   26
     8.9  Governing Law  . . . . . . . . . . . . . . . . . . . . . . . . .   26
     8.10 Headings . . . . . . . . . . . . . . . . . . . . . . . . . . . .   26
     8.11 Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . .   26
     8.12 Further Assurances . . . . . . . . . . . . . . . . . . . . . . .   26

EXHIBITS

1.1         List of Purchasers
2.1(b)      Opinion Letter
2.1(c)      Amendment to Registration Rights
3.0         Schedule of Exceptions and Other Matters
3.7         Financial Statements
3.15        Employee Invention and Nondisclosure Agreement
3.16        Schedule of Stock, Options and Other Rights
              and Restrictions
4.1(k)      Aehr Test Systems Japan Term Sheet
4.1(l)      Conditional Waiver

                         COMMON STOCK PURCHASE AGREEMENT

     This Common Stock Purchase Agreement ("Agreement') is made as of February 26, 1990 among Aehr Test Systems, a California corporation (the "Company"), and the persons identified on EXHIBIT 1.1 hereto (the "Purchasers").

     In consideration of the mutual promises, covenants and conditions hereinafter set forth, the parties hereto agree as follows:


                                    ARTICLE I

                       PURCHASE, SALE AND TERMS OF SHARES

     1.1 AUTHORIZATION OF SHARES. The Company has authorized the issuance and sale of 385,715 shares (the "Shares") of the previously authorized but unissued shares of its Capital Stock, without par value (the "Common Stock"), to the Purchasers and in the respective amounts set forth in EXHIBIT 1.1 hereto.

     1.2   PURCHASE AND SALE OF SHARES.

           (a) THE CLOSING. Subject to and in reliance upon the representations, warranties, terms and conditions of this Agreement, the Company agrees to issue and sell to the Purchasers, and the Purchasers, severally but not jointly, agree to purchase, the Shares for the aggregate purchase prices and in the amounts set forth opposite their respective names in EXHIBIT 1.1 hereto. Such purchase and sale shall take place at a closing (the "Closing") to be held at the offices of Wilson, Sonsini, Goodrich & Rosati, Two Palo Alto Square, Palo Alto, CA 94306 on February 26, 1990 at 10:00 a.m., or on such date and time as may be mutually agreed upon. At the Closing the Company will issue and deliver certificates evidencing the Shares to be sold to the Purchasers, in the amounts set forth opposite their respective names in EXHIBIT 1.1 hereto and in such denominations as each such Purchaser shall specify, against delivery of cashier's or certified checks payable to, or wire transfer of funds to the account of, the Company in payment of the full purchase price for the Shares.

           (b) SUBSEQUENT SALES OF SHARES. At any time on or before the 60th day following the Closing, the Company may sell up to the balance of the shares of Common Stock authorized for issuance and sale and not sold at the Closing, to such persons as may be approved by the Board of Directors of the Company. All such sales shall be made on the terms and conditions set forth in this Agreement. Any shares of Common Stock sold pursuant to this Section 1.2(b) shall be deemed to be "Shares" for all purposes under this Agreement, and any purchasers thereof shall be deemed to be

"Purchasers" for all purposes under this Agreement. Should any such sales be made, the Company shall prepare and distribute to the Purchasers a list of subsequent purchasers in the form of EXHIBIT 1.1 hereto reflecting such sales.


                                   ARTICLE II

                              CONDITIONS TO CLOSING

     2.1 CONDITIONS TO PURCHASERS' OBLIGATIONS. The obligation of each purchaser to purchase and pay for the Shares at the Closing is subject to the following conditions:

           (a) Each of the representations and warranties of the Company set forth in Article III hereof shall be true on the date of the Closing.

           (b) The Purchasers shall have received prior to or at the Closing all of the following, each in form and substance satisfactory to the Purchasers and their special counsel, and all of the following events shall have occurred prior to or simultaneous with the Closing hereunder:

                 (i) A copy of all charter documents of the Company certified by the Secretary of State of California, a certified copy of the resolutions of the Board of Directors and, if required, the stockholders of the Company evidencing approval of this Agreement, the authorization for issuance of the Shares and other matters contemplated hereby, a certified copy of the By-laws of the Company, and certified copies of all documents evidencing other necessary corporate or other action and governmental approvals, if any, with respect to this Agreement and the Shares.

                (ii) An opinion of Messrs. Wilson, Sonsini, Goodrich & Rosati, counsel for the Company, in substantially the form attached hereto as EXHIBIT 2.1(b).

               (iii) A certificate of the Secretary or an Assistant Secretary of the Company stating the names of the officers of the Company authorized to sign this Agreement, the certificates for the Shares, and the other documents or certificates to be delivered pursuant to this Agreement by the Company or any of its officers, together with the true signatures of such officers.

                (iv) A certificate from a duly authorized officer of the Company stating that the representations and warranties of the Company contained in Article III hereof are true and correct and that all conditions required to be performed by the Company prior to or at the Closing have been performed.

                 (v) An amendment to the Company's existing registration rights in the form attached hereto as Exhibit 2.1(c).

           (c) Prior to the Closing, the Company shall have obtained all consents or waivers, if any, necessary to execute and deliver this Agreement, issue the Shares and carry out the transactions contemplated hereby and thereby, and all such consents and waivers shall be in full force and effect. All corporate and other action and governmental filings necessary to effectuate the terms of this Agreement, the Shares and other agreements and instruments executed and delivered by the Company in connection herewith shall have been made or taken, except for any post-sale filing that may be required under federal and state securities laws. In addition to the documents set forth above, the Company shall have provided the Purchasers with any other information or copies of documents that they may reasonably request.

     2.2 CONDITIONS TO COMPANY'S OBLIGATIONS. The obligation of the Company to sell the Shares at the Closing is subject to the following conditions:

           (a) Each of the representations and warranties of each of the Purchasers set forth in Article VI hereof shall be true on the date of the Closing.

           (b) The Company shall have obtained all consents, permits and waivers necessary or appropriate for consummation of the transactions contemplated by this Agreement.

           (c) At the time of the Closing, the purchase of the Shares by the Purchasers hereunder shall be legally permitted by all laws and regulations to which the Purchasers and the Company are subject.


                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

     Except as set forth in EXHIBIT 3.0, the Company represents and warrants as follows:

     3.1 ORGANIZATION AND STANDING OF THE COMPANY. The Company is a duly organized and validly existing corporation in good standing under the laws of the jurisdiction in which it is organized and has all requisite corporate power and authority for the ownership and operation of its properties and for the carrying on of its business as now conducted and as now proposed to be conducted. The Company is duly licensed or qualified and in good standing as a foreign corporation authorized to do business in all jurisdictions in which the character of the property owned or leased, or the nature of the activities conducted, by it makes such licensing or qualification necessary, or the failure to be so qualified will not have a material adverse effect on the condition, assets, liabilities, earnings or business of the Company.

     3.2 CORPORATE ACTION. The Company has all necessary corporate power and has taken all corporate action required to make all the provisions of this Agreement, the Shares and any other agreements and instruments executed in connection herewith and therewith the valid and enforceable obligations they purport to be. The issuance of the Shares is not subject to preemptive or other preferential rights, or similar statutory or contractual rights, either arising pursuant to any agreement or instrument to which the Company is a party or which are otherwise binding upon the Company.

     3.3 GOVERNMENTAL APPROVALS. Except for filings required by federal or state securities laws, no authorization, consent, approval, license, exemption of or filing or registration with any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, is or will be necessary for, or in connection with, the offer, issuance, sale, execution or delivery by the Company, of the Shares or the performance by the Company of its obligations under the Agreement.

     3.4 LITIGATION. There is no litigation or governmental proceeding or investigation pending or threatened against the Company or the Subsidiaries affecting any of their properties or assets, or, to the knowledge of the Company, against any officer, or Key Employee of the Company, that might result, either in any case or in the aggregate, in any material adverse change in the business, operations, affairs or conditions of the Company or the Subsidiaries or any of their material properties or assets, or that might call into question the validity of this Agreement, any of the Shares, or any action taken or to be taken pursuant hereto or thereto, nor, to the knowledge of the Company, has there occurred any event or does there exist any condition on the basis of which any litigation, proceeding or investigation might properly be instituted that might result, either in any case or in the aggregate, in any material adverse change in the business, operations, affairs of the Company, the Subsidiaries or any of their material properties and assets. Neither the Company, any Subsidiary nor, to the knowledge of the Company, any officer of the Company or the Subsidiaries, is in default with respect to any order, writ, injunction, decree, ruling or decision of any court, commission, board or other government agency that might result, either in any case or in the aggregate, in any material adverse change in the business, operations, affairs or conditions of the Company or any of their material properties or assets. The foregoing sentences include, without limiting their generality, actions pending or, to the knowledge of the Company, threatened (or any basis therefor known to the Company) involving the prior employment of employees of the Company or, any of its Subsidiaries in any of the Company's or any Subsidiary's business of any information or techniques allegedly proprietary to any of their former employers.


     3.5 COMPLIANCE WITH OTHER INSTRUMENTS. The Company and the Subsidiaries are in compliance in all respects with the terms and provisions of this Agreement and of their charters and by-laws and in all material respects with the terms and provisions of each mortgage, indenture, lease, agreement and other instrument relating to obligations of the Company and the Subsidiaries in excess of $50,000, individually or in the aggregate, and, of all judgments, decrees, governmental orders, statutes, rules or regulations by which it is bound or to which its properties or assets are subject the noncompliance with which would have a material adverse effect on the business, operations, or affairs or conditions of the Company. There is no term or provision in any of the foregoing documents and instruments that materially adversely affects the business, assets or financial condition of the Company or the Subsidiaries. Neither the execution and delivery of this Agreement or the Shares, nor the consummation of any transaction contemplated hereby or thereby, has constituted or resulted in or will constitute or result in a default or violation of any term or provision in any of the foregoing documents or instruments.

     3.6   TITLE TO ASSETS, PATENTS.

           (a) The Company and the Subsidiaries have good and marketable title in fee to their fixed assets that are real property, and good and merchantable title to all of their other significant assets, now carried on its books including those reflected in the most recent balance sheet of the Company contained in EXHIBIT 3.7 attached hereto, or acquired since the date of such balance sheet (except personal property disposed of since said date in the ordinary course of business), free of any mortgages, pledges, charges, liens, security interests or other encumbrances. The Company enjoys peaceful and undisturbed possession under all significant leases under which it is operating, and all said leases are valid and subsisting and in full force and effect.

           (b) The Company and the Subsidiaries own or have a valid right to use all significant patents, patent rights, licenses, permits, trade secrets, trademarks, trademark rights, trade names or trade name rights or franchises, copyrights, inventions and intellectual property rights being used to conduct their business as now operated and as now proposed to be operated; and, to the best knowledge of the Company, the conduct of their businesses as now operated and as now proposed to be operated does not and will not conflict in any respects material to the Company and its Subsidiaries considered as a whole with valid patents, patent rights, licenses, permits, trade secrets, trademarks, trademark rights, trade names or trade name rights or franchises, copyrights, inventions and intellectual property rights of others. The Company and the Subsidiaries have no obligation to compensate any Person for the use of any such patents or such rights nor has the Company or any Subsidiary granted to any Person any license or other rights to use in any manner any of such patents or such rights of the Company and the Subsidiaries.

     3.7 FINANCIAL INFORMATION. Attached hereto as EXHIBIT 3.7 are true and complete copies of the Consolidated audited financial statements of the Company and its Subsidiaries for the twelve months ended May 31, 1989 and the Company's unaudited unconsolidated financial statements for the seven months ended December 31, 1989 certified by the chief financial officer of the Company. Such financial statements when read together, present fairly the financial position of the Company and its Subsidiaries at the dates thereof and their results of operations for the periods covered thereby and have been prepared in accordance with generally accepted accounting principles consistently applied. The Company and the Subsidiaries have no liability, contingent or otherwise, required to be disclosed in a financial statement prepared in accordance with generally accepted accounting principles which are not disclosed in the aforesaid financial statements or in the notes thereto, that could, together with all such other liabilities, materially affect the financial condition of the Company, nor does the Company have any reasonable grounds to know of any such liability. Except as set forth in the aforesaid audited financial statements or as otherwise set forth in this Agreement since December 31, 1989 (i) there has been no adverse event or occurrence affecting the business, assets or condition, financial or otherwise, or operations of the Company and its Subsidiaries; (ii) neither the business, condition, or operations of the Company, the Subsidiaries nor any of their properties or assets has been adversely affected as the result of any legislative or regulatory change, any revocation or change in any franchise, license or right to do business, or any other event or occurrence, whether or not insured against; and (iii) the Company has not entered into any transaction with respect to, or made any distribution on, its capital stock.

     3.8 TAXES. The Company and its Subsidiaries have accurately prepared and timely filed all federal, state and other tax returns required by law to be filed by them, and all taxes shown to be due and all additional assessments have been paid or provision made therefor. To the Company's knowledge, none of the federal income tax returns of the Company and the Subsidiaries have been audited by the Internal Revenue Service. The Company knows of no significant additional assessments or adjustments pending or threatened against the Company or any Subsidiary for any period, nor of any basis for any such assessment or adjustment.

     3.9 ERISA. Neither the Company nor any Subsidiary makes contributions to any pension, defined benefit plans or defined contribution plans for its employees that are subject to the federal Employee Retirement Income Security Act of 1974, as amended ("ERISA").

     3.10 TRANSACTIONS WITH AFFILIATES. Except as set forth in the audited financial statements of the Company set forth in EXHIBIT 3.7, there are no loans, leases, royalty agreements or other continuing transactions between the Company and any of the Company's customers or suppliers, and any officer or director of the Company.

     3.11 OTHER MATTERS. Neither the Company nor any Subsidiary has (i) become directly or contingently liable (including, without limitation, by way of assumption or guaranty) on any Indebtedness of any other Person or (ii) made or agreed to make any loan, advance or other investment to or in any other Person. The Company and each Subsidiary is in compliance in all material respects with all laws, rules and regulations applicable to them.

     3.12 SECURITIES ACT OF 1933. The Company has complied and will comply with all applicable federal or state securities laws in connection with the issuance and sale of the Shares. Neither the Company nor anyone acting on its behalf has offered or will offer to sell the Shares or similar securities to, or solicit offers with respect thereto from, or enter into any preliminary conversations or negotiations relating thereto with, any Person, so as to bring the issuance and sale of the Shares under the registration provisions of the Securities Act. Except as set forth in Article V hereof, no Person has demand or other rights to cause the Company to file any registration statement under the Securities Act relating to any securities of the Company or any right to participate in any such registration statement.

     3.13 DISCLOSURE. Neither this Agreement, the financial statements incorporated herein as EXHIBIT 3.7, nor any other agreement, document, certificate or written or oral statement furnished to the Purchasers or their special counsel by or on behalf of the Company in connection with the transactions contemplated hereby when taken as a whole contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading. There is no fact within the special knowledge of the Company or any of its executive officers that has not been disclosed herein by them to the Purchasers and that materially adversely affects, or in the future in their opinion may, insofar as they can now foresee, materially adversely affect the business, properties, assets or condition, financial or otherwise, of the Company. Without limiting the foregoing, the Company has disclosed to the Purchasers any knowledge that it has that there exists, or there is pending or planned, any patent, invention, device, application or principle or any statute, rule, law, regulation, standard or code that would materially adversely affect the condition, financial or otherwise, or the operations of the Company.

     3.14 NO BROKERS OR FINDERS. No Person has or will have, as a result of the transactions contemplated by this Agreement, any right, interest or valid claim against or upon the Company for any commission, fee or other compensation as a finder or broker because of any act or omission by the Company or any agent of the Company; and the Company agrees to indemnify and hold the Purchasers harmless against any such commissions, fees or other compensation.

     3.15  CERTAIN AGREEMENTS OF EMPLOYEES.

           (a) To the best knowledge of the Company, no Key Employee is a party to or bound by any agreement, contract or commitment, or subject to any restrictions, particularly but without limitation in connection with any previous employment of any such person, which materially and adversely affects, or in the future may (so far as the Company can reasonably foresee) materially and adversely affect, the business or operations of the Company or the right of any such person to participate in the affairs of the Company;

           (b) Each Key Employee who has or had access to proprietary information of the Company has executed an employee invention and non-disclosure agreement to the effect and in substantially the form set forth in EXHIBIT 3.15. To the best of the Company's knowledge, no Key Employee or former Key Employee of the Company is, or to the Company's knowledge and belief is expected to be, in violation of the terms of the aforesaid agreements or of any other obligation relating to the use of confidential or proprietary information of the Company.

     3.16 CAPITALIZATION; STATUS OF CAPITAL STOCK. As of the date hereof, the Company has a total authorized capitalization consisting of 75,000,000 shares of Common Stock of which 3,526,986 shares are issued and outstanding and 10,000,000 shares of Preferred Stock, none of which is issued or outstanding. In addition, the Company has options exercisable for 299,300 shares of Common Stock issued and outstanding and warrants exercisable for 9,333 shares of Common Stock issued and outstanding. A complete list of the shares of capital stock currently issued and outstanding and the names in which such shares are registered is set forth in EXHIBIT 3.16 hereto. All of the outstanding shares of capital stock of the Company have been duly authorized, are validly issued and are fully paid and nonassessable. All shares of capital stock issuable upon exercise of outstanding options and warrants have been duly authorized and, when issued in accordance with the terms of such options and warrants, will be validly issued, and fully paid and nonassessable. The Shares when issued and delivered in accordance with the terms hereof, will be duly authorized, validly issued and fully paid and nonassessable. Except as set forth in
EXHIBIT 3.16 hereto, there are no options, warrants or rights to purchase shares of capital stock or other securities authorized, issued or outstanding, nor is the Company obligated in any other manner to issue shares of its capital stock or other securities. There are no restrictions on the transfer of shares of capital stock of the Company other than those imposed by relevant state and federal securities laws. No holder of any security of the Company is entitled to preemptive or similar statutory or contractual rights, either arising pursuant to any agreement or instrument to which the Company is a party or that are otherwise binding upon the Company. The offer and sale of all shares of capital stock or other securities of the Company issued before the Closing complied with or were exempt from registration or qualification under all federal and state securities laws.

     3.17 BOOKS AND RECORDS. The books of account, ledgers, order books, records and documents of the Company and the Subsidiaries accurately and completely reflect all material information relating to the businesses of the Company and the Subsidiaries, the nature, acquisition, maintenance, location and collection of the assets of the Company and the Subsidiaries, and the nature of all transactions giving rise to the obligations or accounts receivable of the Company and the Subsidiaries.

     3.18  SUBSIDIARIES.  Each of the Company's Subsidiaries is listed in
EXHIBIT 3.0 below and the Company has no other Subsidiaries. All issued and outstanding shares of capital stock of each present Subsidiary are owned by the Company and are the validly issued, fully paid and nonassessable shares of each Subsidiary, respectively, and are owned by the Company free and clear of all encumbrances. Except as set forth in the audited financial statements of the Company set forth in EXHIBIT 3.7, there are no outstanding rights, options, warrants, conversion rights or agreements for the purchase or acquisition of any shares of any of the Subsidiaries' capital stock.

     3.19 ENVIRONMENTAL PROTECTION. After reasonable inquiry, to its knowledge the Company has obtained all material permits, licenses and other authorizations which are required under federal, state and local laws relating to public health and safety, worker health and safety and pollution or protection of the environment, including laws relating to emissions, discharges, releases or threatened releases of pollutants, contaminants or hazardous or toxic substances
(including petroleum) into ambient air, surface water, ground water or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants or hazardous or toxic substances (including petroleum). After reasonable inquiry, to its knowledge the Company is in compliance with all material terms and conditions of such required permits, licenses and authorizations, and is also in compliance with all other material limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in any federal, state or local law or any regulation, code, plan, order, decree or judgment relating to public health and safety, worker health and safety and pollution or protection of the environment the non-compliance with which would have a material adverse affect upon the Company. The Company has not received notice of any claim or action, or threatened claim or action, or any common law or legal liability under any law or regulation related to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling, or the emission, discharge, release or threatened release into the environment, of any pollutant, contaminant or hazardous or toxic substance (including petroleum) which, if adversely decided against or imposed upon the Company, would have a material adverse affect upon the Company.

                                   ARTICLE IV

                            COVENANTS OF THE COMPANY

     4.1 AFFIRMATIVE COVENANTS OF THE COMPANY OTHER THAN REPORTING REQUIREMENTS. Without limiting any other covenants and provisions hereof, the Company covenants and agrees that, until the completion of a Qualified Public Offering, and so long as the Purchasers and/or their partners, own (of record or beneficially) 50,000 shares of Common Stock (such number of shares to be equitably adjusted whenever there shall occur a stock split, combination, reclassification or other similar event affecting the Common Stock after the date of this Agreement), it will perform and observe the following covenants and provisions and will cause each Subsidiary to perform and observe such of the following covenants and provisions as are applicable to such Subsidiary:

           (a) PAYMENT OF TAXES AND TRADE DEBT. Pay and discharge, and cause each Subsidiary to pay and discharge, all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or business, or upon any properties belonging to it, prior to the date on which penalties attach thereto, and all lawful claims, which, if unpaid, might become a lien or charge upon any properties of the Company or any Subsidiary, provided that neither the Company nor any Subsidiary shall be required to pay any such tax, assessment, charge, levy or claim that is being contested in good faith and by appropriate proceedings if the Company or Subsidiary concerned shall have set aside on its books adequate reserves with respect thereto as shall be determined by its Board of Directors. Pay and cause each Subsidiary to pay, when due, or in conformity with customary trade terms, all lease obligations, all trade debt, and all other Indebtedness incident to the operations of the Company or its Subsidiaries, except such as are being contested in good faith and by appropriate proceedings if the Company or Subsidiary concerned shall have set abide on its books adequate reserves with respect thereto as shall be determined by its Board of Directors.

           (b) PRESERVATION OF CORPORATE EXISTENCE. Preserve and maintain, and cause each Subsidiary to preserve and maintain, its corporate existence, rights, franchises and privileges in the jurisdiction of its incorporation, and qualify and remain qualified, and cause each Subsidiary to qualify and remain qualified, as a foreign corporation in each jurisdiction in which the failure to qualify will have a material adverse effect upon the condition, assets, liabilities, earnings or business of the Company. Preserve and maintain, and cause each Subsidiary to preserve and maintain, all material licenses and other rights to use patents, processes, licenses, trademarks, trade names, inventions, intellectual property rights or copyrights owned or possessed by it and necessary to the conduct of its business.

           (c) COMPLIANCE WITH LAWS. Comply, and cause each Subsidiary to comply, in all material respects with all applicable laws, rules, regulations and orders of any governmental authority, noncompliance with which could materially adversely affect its business or condition, financial or otherwise, except non-compliance being contested in good faith through appropriate proceedings so long as the Company shall have set up sufficient reserves, if any, required under generally accepted accounting principles with respect to such items.

           (d) KEEPING OF RECORDS AND BOOKS OF ACCOUNT. Keep, and cause each Subsidiary to keep, adequate records and books of account, in which complete entries will be made in accordance with generally accepted accounting principles consistently applied, reflecting all financial transactions of the Company and each Subsidiary, and in which, for each fiscal year, all proper reserves for depreciation, depletion, obsolescence, amortization, taxes, bad debts and other purposes in connection within its business shall be made.

           (e) MAINTENANCE OF PROPERTIES. Maintain and preserve, and cause each Subsidiary to maintain and preserve, all of its properties, necessary or useful in the proper conduct of its business, in good repair, working order and condition, ordinary wear and tear excepted.

           (f) NEW DEVELOPMENTS. Use its best efforts to cause all Key Employees of the Company and each Subsidiary to execute appropriate patent assignment agreements to the Company and, where possible and appropriate, to file and prosecute United States and foreign patent applications relating to and protecting such developments on behalf of the Company or such subsidiary.

           (g) EMPLOYEE INVENTION AND NON-DISCLOSURE AGREEMENT. Use its best efforts to cause each Key Employee now or hereafter employed by the Company or any Subsidiary promptly to execute an agreement substantially in the form of
EXHIBIT 3.15 hereto or in a form approved by the Board of Directors.

           (h) BUDGETS AND BOARD APPROVAL. Within ninety (90) days of the commencement of each fiscal year, prepare and submit to, and obtain the approval of a majority of, the Board of Directors of a budget for the upcoming fiscal year, including projections of capital and operating expenses, cash flow, and profits and losses, all itemized in reasonable detail.

           (i) FINANCINGS. Promptly, fully and in detail, inform the Board of Directors in advance of any commitments or contracts relating to financing of any nature for the Company or pledge of corporate assets.

           (j) OBSERVER RIGHTS. Invite a representative of the Purchasers, which representative shall be designated by the Purchasers, to attend all meetings of its Board of Directors in a non-voting, observer capacity, and, in connection therewith, give such representative copies of all notices, minutes, consents and other materials, financial and otherwise, that it provides to its board of directors.

           (k) JAPANESE OFFERING. The Company shall cause Aehr Test Japan, a subsidiary of the Company, to offer and sell equity securities to the Purchasers upon the terms set forth in the Term Sheet attached hereto as Exhibit 4.1(k).

           (l) DEBT REPAYMENT. As required pursuant to Exhibit 4.1(l), the Company shall repay any overadvance outstanding with Union Bank upon receipt of funds from the Purchasers at the Closing.

     4.2 NEGATIVE COVENANTS OF THE COMPANY. Without limiting any other covenants and provisions hereof, the Company covenants and agrees that, until the completion of a Qualified Public Offering, and so long as the Purchasers and/or their partners, own (of record or beneficially) 50,000 shares of Common Stock (such number of shares to be equitably adjusted whenever there shall occur a stock split, combination, reclassification or other similar event affecting the Common Stock after the date of this Agreement), it will comply with and observe the following covenants and provisions, and will cause each Subsidiary to comply with and observe such of the following covenants and provisions as are applicable to such Subsidiary, and WILL NOT, without the approval of holders of the Shares in accordance with Section 8.2:

           (a) DEALINGS WITH AFFILIATES AND OTHERS. Enter into any transaction, including, without limitation, any loans or extensions of credit or royalty agreements, with any officer or director of the Company or any Subsidiary or holder of any class of capital stock of the Company, or any member of their respective immediate families or any corporation or other entity directly or indirectly controlled by one or more of such officers, directors or stockholders or members of their immediate families unless such transaction is approved in advance by a majority of disinterested members of the Board of Directors.

     4.3 REPORTING REQUIREMENTS. Until the completion of a Qualified Public Offering, and so long as the Purchasers and/or their partners, own (of record or beneficially) 50,000 shares of Common Stock (such number of shares to be equitably adjusted whenever there shall occur a stock split, combination, reclassification or other similar event affecting the Common Stock after the date of this Agreement), the Company will furnish the following to each
Purchaser:

           (a) as soon as available and in any event within forty-five (45) days after the end of each fiscal quarter of the Company, Consolidated balance sheets of the Company and its Subsidiaries as of the end of such quarter and Consolidated statements of income and retained earnings of the Company and its Subsidiaries for the period ending with such quarter, setting forth in each case in comparative form the corresponding figures for the corresponding period of the prior fiscal year, all in reasonable detail and duly certified (subject to year-end audit adjustments) by the chief financial officer of the Company as having been prepared in accordance with generally accepted accounting principles consistently applied, except for the absence of footnotes.

           (b) as soon as available and in any event within ninety (90) days after the end of each fiscal year of the Company, a copy of the annual audit report for such year for the Company and its

Subsidiaries, including therein Consolidated (and, to the extent otherwise prepared by the Company, consolidating) balance sheets of the Company and its Subsidiaries as of the end of such fiscal year and Consolidated (and, to the extent otherwise prepared by the Company, consolidating) statements of income and retained earnings and of changes in financial position of the Company and its Subsidiaries for such fiscal year, setting forth in each case in comparative form the corresponding figures for the preceding fiscal year, all duly certified by an independent public accountant of national standing;

           (c) promptly after sending, making available, or filing the same, all reports and financial statements that the Company or any Subsidiary sends or makes available to the stockholders of the Company or the Securities and Exchange Commission; and

           (d) all other information respecting the business, properties or the condition or operations, financial or otherwise, of the Company or any of its Subsidiaries that any Purchaser may from time to time reasonably request.

     4.4 CONFIDENTIALITY. Any confidential information obtained by any holder of the Shares pursuant to this Agreement shall be treated as confidential and shall not be disclosed to a third party without the consent of the Board of Directors, except that such information shall not be deemed confidential for the purpose of enforcement of this Agreement or valuation of the Shares and except that any such holder may otherwise disclose such information to its partners if such partners agree to be bound by the restrictions contained in this
Section 4.4.


                                    ARTICLE V

                               REGISTRATION RIGHTS

     5.1 "PIGGY-BACK" REGISTRATION. If at any time the Company shall determine to register under the Securities Act (including pursuant to a demand of any stockholder of the Company exercising registration rights) any of its Common Stock (except shares to be issued solely in connection with any acquisition of any entity or business, shares issuable solely upon exercise of stock options, or shares issuable solely pursuant to employee benefit plans), it shall send to each holder of Registrable Shares, written notice of such determination and, if within thirty (30) days after receipt of such notice, such holder shall so request in writing, the Company shall use its best efforts to include in such registration statement all or any part of the Registrable Shares that such holder requests to be registered, except that if, in connection with any offering involving an underwriting of Common Stock to be issued by the Company, the managing underwriter shall impose a limitation on the number of shares of such Common Stock included in any such registration statement because, in its judgment, such limitation is necessary to effect an orderly public distribution, and such limitation is imposed among all holders of Common Stock exercising their contractual incidental ("piggy back") right to include such Common Stock in the registration statement as provided below on a PRO RATA basis (according to the number of shares of Common Stock held by such holders that are entitled to such "piggy-back" registration rights). In the event of any such limitation, the Company may include in such registration statement only (i) shares of Common Stock to be sold for the Company's account; (ii) Registrable Shares; and (iii) shares of Common Stock the holders of which are entitled to registration pursuant to an agreement with the Company approved by the Board of Directors; provided, that, in the case of clauses (ii) and (iii) of the preceding sentence, such inclusion shall be on the PRO RATA basis hereinabove described. Notwithstanding the foregoing, no such reduction shall be made with respect to securities being offered by the Company for its own account. If any holder of Registrable
Shares disapproves of the terms of such underwriting, he may elect to withdraw therefrom by written notice to the Company and the managing underwriter.

     5.2 EFFECTIVENESS. The Company will use its best efforts to maintain the effectiveness for up to ninety (90) days of any registration statement pursuant to which any of the Registrable Shares are being offered, and from time to time will amend or supplement such registration statement and the prospectus contained therein as and to the extent necessary to comply with the Securities Act and any applicable state securities statute or regulation.

     5.3 INDEMNIFICATION OF HOLDERS OF REGISTRABLE SHARES. In the event that the Company registers any of the Registrable Shares under the Securities Act, the Company will indemnify and hold harmless each holder and each underwriter of the Registrable Shares so registered (including any broker or dealer through whom such shares may be sold) and each person, if any, who controls such holder or any such underwriter within the meaning of Section 15 of the Securities Act from and against any and all losses, claims, damages, expenses or liabilities, joint or several, to which they or any of them become subject under the Securities Act or under any other statute or at common law or otherwise, and, except as hereinafter provided, will reimburse each such holder, each such underwriter and each such controlling person, for any legal or other expenses reasonably incurred by them or any of them in connection with investigating or defending any actions whether or not resulting in any liability, insofar as such losses, claims, damages, expenses, liabilities or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement, in any preliminary or amended preliminary prospectus or in the prospectus (or the registration statement or prospectus as from time to time amended or supplemented by the Company) or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein not misleading or any violation by the Company of any rule or regulation promulgated under the Securities Act applicable to the Company and relating to action or inaction required of the Company in connection with such registration, unless such untrue statement or omission was made in such registration statement, preliminary or amended, preliminary prospectus or prospectus in reliance upon and in conformity with information furnished in writing to the Company in connection therewith by such holder of Registrable Shares, any such underwriter or any such controlling person expressly for use therein. Promptly after receipt by any holder of Registrable Shares, any underwriter or any controlling person of notice of the commencement of any action in respect of which indemnity may be sought against the Company, such holder of Registrable Shares, or such underwriter or such controlling person, as the case may be, will notify the Company in writing of the commencement thereof, and, subject to the provisions hereinafter stated, the Company shall assume the defense of such action (including the employment of counsel, who shall be counsel satisfactory to such holder of Registrable Shares, such underwriter or such controlling person, as the case may be) and the payment of expenses insofar as such action shall relate to any alleged liability in respect of which indemnity may be sought against the Company. Such holder of Registrable Shares, any such underwriter or any such controlling person shall have the right to employ separate counsel in any such action and to participate in the defense thereof but the fees and expenses of such counsel shall not be at the expense of the Company unless the employment of such counsel has been specifically authorized by the Company. The Company shall not be liable to indemnify any person for any settlement of any such action effected without the Company's consent. The Company shall not, except with the approval of each party being indemnified under this Section 5.3, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to the parties being so indemnified of a release from all liability in respect to such claim or litigation.

     5.4 INDEMNIFICATION OF COMPANY. In the event that the Company registers any of the Registrable Shares under the Securities Act, each holder of the Registrable Shares so registered will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the registration statement, each underwriter of the Registrable Shares so registered (including any broker or dealer through whom such of the shares may be sold) and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act from and against any and all losses, claims, damages, expenses or liabilities, joint or several, to which they or any of them may become subject under the Securities Act or under any other statute or at common law or otherwise, and, except as hereinafter provided, will reimburse the Company and each such director, officer, underwriter or controlling person for any legal or other expenses reasonably incurred by them or any of them in connection with investigating or defending any actions whether or not resulting in any liability, insofar as such losses, claims, damages, expenses, liabilities or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement, in any preliminary or amended preliminary prospectus or in the prospectus (or the registration statement or prospectus as from time to time amended or supplemented) or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein not misleading, but only insofar as any such statement or omission was made in reliance upon and in conformity with information furnished in writing to the Company in connection therewith by such holder of Registrable Shares expressly for use therein; PROVIDED, HOWEVER, that such holder's obligations hereunder shall be limited to an amount equal to the proceeds to such holder of the Registrable Shares sold in such registration. Promptly after receipt of notice of the commencement of any action in respect of which indemnity may be sought against such holder of Registrable Shares, the Company will notify such holder of Registrable Shares in writing of the commencement thereof, and such holder of Registrable Shares shall, subject to the provisions hereinafter stated, assume the defense of such action
(including the employment of counsel, who shall be counsel satisfactory to the Company) and the payment of expenses insofar as such action shall relate to the alleged liability in respect of which indemnity may be sought against such holder of Registrable Shares. The Company and each such director, officer, underwriter or controlling person shall have the right to employ separate counsel in any such action and to participate in the defense thereof but the fees and expenses of such counsel shall not be at the expense of such holder of Registrable Shares unless employment of such counsel has been specifically authorized by such holder of Registrable Shares.
Notwithstanding the two preceding sentences, if the action is one in which the Company may be obligated to indemnify any holder of Registrable Shares pursuant to Section 5.3, the Company shall have the right to assume the defense of such action, subject to the right of such holders to participate therein as permitted by Section 5.3. Such holder of Registrable Shares shall not be liable to indemnify any person for any settlement of any such action effected without such holder's consent. Such holder shall not, except with the approval of the Company, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to the party being so indemnified of a release from all liability in respect to such claim or litigation.

     5.5 EXCHANGE ACT REGISTRATION. The Company will use its best efforts to file on a timely basis with the Securities and Exchange Commission all information that the Commission may require under either of Section 13 or
Section 15(d) of the Exchange Act and shall use its best efforts to take all action that may be required as a condition to the availability of Rule 144 under the Securities Act (or any successor exemptive rule hereinafter in effect) with respect to the Company's Common Stock. The Company shall furnish to any holder of Registrable Shares forthwith upon request (i) a written statement by the Company as to its compliance with the reporting requirements of Rule 144, (ii) a copy of the most recent annual or quarterly report of the Company as filed with the Securities and Exchange Commission, and (iii) any other reports and documents that a holder may reasonably request in availing itself of any rule or regulation of the Securities and Exchange Commission allowing a holder to sell any such Registrable Securities without registration.

     5.6 DAMAGES. The Company recognizes and agrees that the holder of Registrable Shares will not have an adequate remedy if the Company fails to comply with this Article V and that damage will not be readily ascertainable, and the Company expressly agrees that, in the event of such failure, it shall not oppose an application by the holder of Registrable Shares or any other person entitled to the benefits of this Article V requiring specific performance of any and all provisions hereof or enjoining the Company from continuing to commit any such breach of this Article V.

     5.7 FURTHER OBLIGATIONS OF THE COMPANY. Whenever under the preceding Sections of this Article V, the Company is required hereunder to register Registrable Shares, it agrees that it shall also do the following:

           (a) Furnish to each selling holder of Registrable Shares such copies of each preliminary and final prospectus and any other documents that such holder may reasonably request to facilitate the public offering of its Registrable Shares;

           (b) Use its best efforts to register or qualify the Registrable Shares to be registered pursuant to this Article V under the applicable securities or "blue sky" laws of such jurisdictions as any selling holder may reasonably request; PROVIDED, HOWEVER, that the Company shall not be obligated to qualify to do business in any jurisdiction where it is not then so qualified or to take any action that would subject it to the service of process in suits other than those arising out of the offer or sale of the securities covered by the registration statement in any jurisdiction where it is not then so subject;

           (c)   Furnish to each selling holder a signed counterpart of

                 (i) an opinion of counsel for the Company, dated the effective date of the registration statement, and

                 (ii) "comfort" letters signed by the Company's independent public accountants who have examined and reported on the Company's financial statements included in the registration statement, to the extent permitted by the standards of the American Institute of Certified Public Accountants,

covering substantially the same matters with respect to the registration statement (and the prospectus included therein) and (in the case of the accountants' "comfort" letters) with respect to events subsequent to the date of the financial statements, as are customarily covered in opinions of issuer's counsel and in accountants' "comfort" letters delivered to the underwriters in underwritten public offerings of securities, to the extent that the Company is required to deliver or cause the delivery of such opinion or "comfort" letters to the underwriters in an underwritten public offering of securities;

           (d) Permit each selling holder of Registrable Shares or his counsel or other representatives to inspect and copy such corporate documents and records as may reasonably be requested by them; and

           (e) Furnish to each selling holder, upon request, a copy of all documents filed and all correspondence from or to the Securities and Exchange Commission in connection with any such offering.

     5.8 EXPENSES. In the case of a registration under Section 5.1, the Company shall bear all costs and expenses of each such registration, including, but not limited to, printing, legal and accounting expenses, Securities and Exchange Commission filing fees and "blue sky" fees and expenses; PROVIDED, HOWEVER, that the Company shall have no obligation to pay or otherwise bear
(i) any portion of the fees or disbursements of counsel (other than counsel for the Company) for the selling holders of Registrable Shares in connection with the registration of their Registrable Shares, or (ii) any portion of the underwriters' commissions or discounts attributable to the Registrable Shares being offered and sold by the holders of Registrable Shares.

     5.9 TRANSFER OF REGISTRATION RIGHTS. The registration rights of the holders of Registrable Shares under this Article V may be transferred without the consent of the Company to any transferee of Registrable Shares that (i) is a partner of a Purchaser, (ii) acquires all of the Registrable Shares held by a Purchaser or (iii) holds 29,000 Registrable Shares (such number to be equitably adjusted whenever there shall occur a stock split, combination, reclassification or other similar event affecting the Common Stock after the date of this Agreement).

     5.10 NO SUPERIOR RIGHTS. The Company will not grant registration rights to any Person that are superior to the rights granted hereunder without the prior consent of Purchasers holding at least fifty-one percent (51%) of the Registrable Shares unless the holders of Registrable Shares are also granted such superior rights.


                                   ARTICLE VI

                  REPRESENTATIONS AND WARRANTIES OF PURCHASERS
                          AND RESTRICTIONS ON TRANSFER

     6.1 REPRESENTATIONS AND WARRANTIES BY EACH PURCHASER. Each Purchaser, for that Purchaser alone, represents and warrants to the Company with respect to this purchase as follows:

           (a) This Agreement constitutes the Purchaser's valid and legally binding obligation, enforceable in accordance with its terms.

           (b) It is experienced in evaluating and investing in high technology companies such as the Company.

           (c) It is acquiring the Shares for investment for its own account and not with a view to, or for resale in connection with, any distribution thereof. It understands that the Shares to be purchased have not been registered under the Securities Act by reason of a specific exemption from the registration provisions of the Securities Act that depends upon, among other things, the bona fide nature of the investment intent as expressed herein.

           (d) It acknowledges that the Shares must be held indefinitely unless subsequently registered under the Securities Act, or unless an exemption from such registration is available. It is aware of the provisions of Rule 144 promulgated under the Securities Act that permit limited resale of Shares purchased in a private placement subject to the satisfaction of certain conditions.

           (e) It understands that no public market now exists for any of the securities issued by the Company, and that it is unlikely that a public market will ever exist for the Shares.

           (f) It has had an opportunity to discuss the Company's business, management, and financial affairs with the Company's management and to review the Company's facilities. It understands that such discussions, as well as the written information issued by the Company, were intended to describe the aspects of the Company's business and prospects that the Company believes to be material, but that these descriptions were not necessarily thorough or exhaustive.

     6.2 LEGENDS. Each certificate representing the Shares shall be endorsed with the following legend:

           THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES LAWS. THEY MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAW OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

and if imposed by the California Department of Corporations, the following legend:

           IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY, OR ANY INTEREST THEREIN, OR TO RECEIVE ANY CONSIDERATION THEREFOR, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONER'S RULES.

The Company need not register a transfer of Shares, unless the conditions specified in the foregoing legends are satisfied. The Company may also instruct its transfer agent not to register the transfer of any of the Shares unless the conditions specified in the foregoing legends are satisfied.

     6.3 REMOVAL OF LEGENDS AND TRANSFER RESTRICTIONS. The legend relating to the Securities Act endorsed on a stock certificate pursuant to Section 6.2 of this Agreement and the stop transfer instructions with respect to the Shares represented by such certificate shall be removed and the Company shall issue a certificate without such legend to the holder of such Shares if such Shares are registered under the Securities Act and a prospectus meeting the requirements of
Section 10 of the Securities Act is available or if such holder provides to the Company an opinion of counsel for such holder of the Shares reasonably satisfactory to the Company, or a no-action letter or interpretive opinion of the staff of the Securities and Exchange Commission (the "Commission") to the effect that a public sale, transfer or assignment of such Shares may be made without registration and without compliance with any restriction such as Rule 144. The California Commissioner of Corporations legend (if required) will be removed if the Commissioner of Corporations of the State of California has consented to the removal of such legend.

     6.4 ADDITIONAL PURCHASES OF COMMON STOCK. The Purchasers covenant and agree that they shall not acquire any additional shares of Common Stock or other equity securities of the Company (other than shares acquired by way of stock splits, stock dividends and the like) from the Company or from other stockholders of the Company without the prior approval of the Board of Directors. This Section 6.4 shall terminate automatically upon the closing of a Qualified Public Offering.


                                   ARTICLE VII

                        DEFINITIONS AND ACCOUNTING TERMS

     7.1 CERTAIN DEFINED TERMS. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

           "Agreement" means this Common Stock Purchase Agreement as from time to time amended and in effect between the parties.

           "Board of Directors" shall mean the then present members of the Board of Directors of the Company.

           "Company" means and shall include Aehr Test Systems and its successors and assigns.

           "Consolidated" when used with reference to any term defined herein means that term as applied to the accounts of the Company and its Subsidiaries consolidated in accordance with generally accepted accounting principles after eliminating intercompany items and minority interests.

           "ERISA" shall have the meaning assigned to that term in Section 3.9.

           "Exchange Act" means the Securities Exchange Act of 1934, or any similar federal statute, and the rules and regulations of the Securities and Exchange Commission (or of any other Federal

Agency then administering the Exchange Act) thereunder, all as the same shall be in effect at the time.

           "Indebtedness" means all obligations, contingent and otherwise, which should, in accordance with generally accepted accounting principles consistently applied, be classified upon the obligor's balance sheet as liabilities, excluding any liabilities in respect of deferred federal or state income taxes, but in any event including, without limitation, liabilities secured by any mortgage on property owned or acquired subject to such mortgage, whether or not the liability secured thereby shall have been assumed, and also including, without limitation, (i) all guaranties, endorsements and other contingent obligations, in respect of Indebtedness of others, whether or not the same are or should be so reflected in said balance sheet, except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business and (ii) the present value of any lease payments due under leases required to be capitalized in accordance with applicable Statements of Financial Accounting Standards, determined by discounting all such payments at the interest rate determined in accordance with applicable Statements of Financial Accounting Standards.

           "Key Employee" means and includes the Chairman of the Board of Directors, the President, any Vice-President and the Treasurer of the Company or any Subsidiary, or any person who is not an officer of the Company or any Subsidiary and is in charge of one or more of the following functions: sales, marketing, production, or engineering and technical development or any other position or employee so designated by the Board of Directors of the Company.

           "Ownership percentage" means and includes, with respect to each holder of Registrable Shares for purposes of Section 5.1, the number of Registrable Shares held by such holder divided by the aggregate of the then-outstanding shares of Common Stock of the Company.

           "Purchaser" means and shall include the persons listed on
EXHIBIT 1.1.

           "Person" means an individual, corporation, partnership, joint venture, trust, or unincorporated organization, or a government or any agency or political subdivision thereof.

           "Qualified Public Offering" means and includes the closing of an underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale of Common Stock for the account of the Company.

           "Registrable Shares" means and includes (i) the Shares, (ii) any other shares of Common Stock acquired by the Purchasers within sixty (60) days of the Closing and (iii) any shares of Common Stock issued on or with respect to the foregoing by way of stock split, stock dividend, recapitalization or the like.

           "Securities Act" means the Securities Act of 1933, or any similar Federal statute, and the rules and regulations of the Securities and Exchange Commission (or of any other Federal agency then administering The Securities
Act) thereunder, all as the same shall be in effect at the time.

           "Shares" shall have the meaning assigned to that term in Section 1.1.

           "Subsidiary" or "Subsidiaries" means any corporation, 50% or more of the outstanding voting stock of which shall at the time be owned by the Company or by one or more Subsidiaries, or any other entity or enterprise, 50% or more of the equity of which shall at the time be owned by the Company or by one or more Subsidiaries.

     7.2 ACCOUNTING TERMS. All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles consistent with those applied in preparation of the financial statements set forth in EXHIBIT 3.7; and all other financial data submitted pursuant to this Agreement and all financial tests to be calculated in accordance with this Agreement shall be prepared and calculated in accordance with such principles.


                                  ARTICLE VIII

                                  MISCELLANEOUS

     8.1 NO WAIVER; CUMULATIVE REMEDIES. No failure or delay on the part of any Purchaser, or any other holder of the Shares in exercising any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

     8.2 AMENDMENTS, WAIVERS AND CONSENTS. Any provision in this Agreement or the Shares to the contrary notwithstanding, changes in or additions to this Agreement or the Shares may be made, and compliance with any covenant or provision herein or therein set forth may be omitted or waived, if the Company, (i) shall obtain consent thereto in writing from Persons holding an aggregate of at least sixty percent of the Shares, and (ii) shall, in each such case, deliver copies of such consent in writing to any holders who did not execute the same. Any waiver or consent may be given subject to satisfaction of conditions stated therein and any waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

     8.3 ADDRESSES FOR NOTICES, ETC. All notices, requests, demands and other communications provided for hereunder shall be in writing (including telegraphic communication) and mailed or telegraphed or delivered to the applicable party at the addresses indicated below or at such other address as shall be designated by such Person in a written notice to the other party complying as to delivery with the terms of this Section.

     If to the Company:

           Aehr Test Systems
           155 Constitution Drive
           Menlo Park, CA 94025
           Attn:  President

           with a copy to:

           Mario M. Rosati
           Wilson, Sonsini, Goodrich & Rosati
           Two Palo Alto Square, Suite 900
           Palo Alto, CA 94306

     If to the Purchaser: at the addresses set forth under their respective names on EXHIBIT 1.1 hereto.

     If to any other holder of the Shares: at such holder's address for notice as set forth in the register maintained by the Company.

     All such notices, requests, demands and other communications shall, when mailed or telegraphed, respectively, be effective when deposited in the mails or delivered to the telegraph company, respectively, addressed as aforesaid.

     8.4 COSTS, EXPENSES AND TAXES. The Company shall pay any and all stamp and other taxes payable or determined to be payable in connection with the execution and delivery of this Agreement, the Shares, and other instruments and documents to be delivered hereunder or thereunder and agrees to hold the Purchaser harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes and filing fees.

     8.5 BINDING EFFECT; ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the Company and the Purchasers and their respective successors and assigns, except that the Company shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Purchasers obtained in accordance with Section 8.2 hereof.

     8.6 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties made in this Agreement, the Shares, or any other instrument or document delivered in connection herewith or therewith, shall survive the execution and delivery hereof or thereof.

     8.7 PRIOR AGREEMENTS. With the exception of any applicable confidentiality agreement, this Agreement constitutes the entire agreement between the parties and supersedes any prior understandings or agreements concerning the subject matter hereof.

     8.8 SEVERABILITY. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

     8.9 GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of California.

     8.10 HEADINGS. Article, Section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

     8.11 COUNTERPARTS. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Agreement by signing any such counterpart.

     8.12 FURTHER ASSURANCES. From and after the date of this Agreement, upon the request of the Purchasers, the Company and each Subsidiary shall execute and deliver such instruments, documents and other writings as may be necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement and the Shares.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                   AEHR TEST SYSTEMS


                                   By: /s/ Rhea J. Posedel
                                       -----------------------------------
                                       President

                                   JAPAN ASSOCIATED FINANCE CO., LTD.

                                   By: /s/ Kunio Takai
                                       -----------------------------------
                                       Kunio Takai, President
                                       Toshiba Building
                                       10th Floor
                                       1-1-1 Shibaura, Minato-ku
                                       Tokyo, Japan 105

                                   JAFCO G-2(A) INVESTMENT
                                   ENTERPRISE PARTNERSHIP

                                   By: /s/ Kunio Takai
                                       -----------------------------------
                                       Kunio Takai, President
                                       Japan Associated Finance Co., Ltd.
                                       Executive Partner

                                   JAFCO G-2(B) INVESTMENT
                                   ENTERPRISE PARTNERSHIP

                                   By: /s/ Kunio Takai
                                       -----------------------------------
                                       Kunio Takai, President
                                       Japan Associated Finance Co., Ltd.
                                       Executive Partner

                                   JAFCO No. 5 INVESTMENT
                                   ENTERPRISE PARTNERSHIP

                                   By: /s/ Kunio Takai
                                       -----------------------------------
                                       Kunio Takai, President
                                       Japan Associated Finance Co., Ltd.
                                       Executive Partner

                                   JAFCO No. 6 INVESTMENT
                                     ENTERPRISE PARTNERSHIP

                                   By: /s/ Kunio Takai
                                       -----------------------------------
                                       Kunio Takai, President
                                       Japan Associated Finance Co., Ltd.
                                       Executive Partner

                                   JAFCO G-3 INVESTMENT
                                   ENTERPRISE PARTNERSHIP

                                   By: /s/ Kunio Takai
                                       -----------------------------------
                                       Kunio Takai, President
                                       Japan Associated Finance Co., Ltd.
                                       Executive Partner

                                   NIKKO VENTURE CAPITAL CO., LTD.


                                   By: /s/ [illegible]
                                       -----------------------------------

                                   Title: Attorney-in-Fact
                                          --------------------------------

                                   THE CENTRAL CAPITAL LIMITED


                                   By: /s/ [illegible]
                                       -----------------------------------
                                   Title: Attorney-in-Fact
                                          --------------------------------

                                   EXHIBIT 1.1

                               LIST OF PURCHASERS


                                                NUMBER              AGGREGATE
NAME AND ADDRESS                               OF SHARES          PURCHASE PRICE
----------------                               ---------          --------------

Japan Associated Finance Co., Ltd.               57,715           $  404,005.00
Toshiba Building, 10th Floor
1-1-1 Shibaura, Minato-ku
Tokyo, Japan 105

JAFCO G-2(A) Investment                          29,000           $  203,000.00
  Enterprise Partnership
Toshiba Building, 10th Floor
1-1-1 Shibaura, Minato-ku
Tokyo, Japan 105

JAFCO G-2(B) Investment                          29,000           $  203,000.00
  Enterprise Partnership
Toshiba Building, 10th Floor
1-1-1 Shibaura, Minato-ku
Tokyo, Japan 105

JAFCO No. 5 Investment                           43,000           $  301,000.00
  Enterprise Partnership
Toshiba Building, 10th Floor
1-1-1 Shibaura, Minato-ku
Tokyo, Japan 105

JAFCO No. 6 Investment                           43,000           $  301,000.00
  Enterprise Partnership
Toshiba Building, 10th Floor
1-1-1 Shibaura, Minato-ku
Tokyo, Japan 105

JAFCO G-3 Investment                             84,000           $  588,000.00
  Enterprise Partnership
Toshiba Building, 10th Floor
1-1-1 Shibaura, Minato-ku
Tokyo, Japan 105

Nikko Venture Capital Co., Ltd.                  50,000           $  350,000.00
2-7-3 Marunouchi
Chiyoda-Ku, Tokyo
Japan

The Central Capital Ltd.                         50,000           $  350,000.00
1-7-17 Nihonbashi
Chuo-Ku, Tokyo
Japan
                                                -------           -------------

          TOTAL:                                385,715           $2,700,005.00

                                 EXHIBIT 2.1(b)

           [Legal Opinion of Wilson, Sonsini, Goodrich & Rosati, P.C.]



February __, 1990



To the Purchasers Listed in
Exhibit 1.1 to the Aehr Test Systems
Common Stock Purchase Agreement
Dated as of February __, 1990

Ladies and Gentlemen:

     Reference is made to the Common Stock Purchase Agreement, complete with all listed exhibits thereto, dated as of February __, 1990 (the "Agreement"), by and among Aehr Test Systems, a California corporation (the "Company"), and the persons and entities listed in Exhibit 1.1 to the Agreement (the "Purchasers"), which provides for the issuance by the Company to the Purchasers of shares of Common Stock of the Company, without par value (the "Shares"). This opinion is rendered to you pursuant to Section 2.1(b)(ii) of the Agreement, and all terms used herein have the meanings defined for them in the Agreement unless otherwise defined herein.

     We have acted as counsel for the Company in connection with the negotiation of the Agreement and the issuance of the Shares. As such counsel, we have made such legal and factual examinations and inquiries as we have deemed advisable or necessary for the purpose of rendering this opinion. In addition, we have examined originals or copies of documents, corporate records and other writings which we consider relevant for the purposes of this opinion. In such examination we have assumed the genuineness of all signatures on original documents, the conformity to original documents of all copies submitted to us and the due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof.

     As used in this opinion, the expression "to our knowledge" with reference to matters of fact means that, after an examination of documents in our files and documents made available to us by the Company and after inquiries of officers of the Company, we find no reason to believe that the opinions expressed herein are factually incorrect; but beyond that we have made no independent factual investigation for the purpose of rendering this opinion.

     For purposes of this opinion, we are assuming that you have all requisite power and authority, and have taken any and all necessary corporate or partnership action, to execute and deliver the Agreement, and we are assuming that the representations and warranties made by the Purchasers and the Company under the Agreement are true and correct.

     The opinions hereinafter expressed are subject to the following qualifications:

          (a) We express no opinion as to the effect of applicable bankruptcy and other similar laws affecting the rights of creditors generally;

          (b) We express no opinion as to the effect of rules of law governing specific performance, injunctive relief or other equitable remedies;

          (c) We express no opinion as to compliance with applicable anti-fraud provisions of federal or state securities laws;

          (d) We express no opinion as to the enforceability of the indemnification provisions set forth in Section 5.3 of the Agreement to the extent the provisions thereof may be subject to limitations of public policy; and

          (e) We are members of the Bar of the State of California and, except as set forth in paragraph 7 below with respect to the securities laws of other states, we are not expressing any opinion as to any matter relating to the laws of any jurisdiction other than the laws of the United States of America and the laws of the State of California. To the extent this opinion addresses applicable securities laws of states other than the State of California, we have not retained nor relied on the opinion of counsel admitted to the bar of such states, but rather have relied on compilations of the securities laws of such states contained in looseleaf reporting services presently available to us.

     Based upon and subject to the foregoing, we are of the opinion that:

     1. The Company is a corporation duly organized and validly existing under, and by virtue of, the laws of the State of California and is in good standing under such laws. The Company has requisite corporate power to own and operate its properties and assets, and to carry on its business as presently conducted. The Company is qualified to do business as a foreign corporation in each jurisdiction where such qualification is presently required and the failure to so qualify would have a material adverse effect on the Company.

     2. The Company has all requisite legal and corporate power to execute and deliver the Agreement, to sell and issue the Shares thereunder and to carry out and perform its obligations under the terms of the Agreement.

     3. The authorized capital stock of the Company consists of 75,000,000 shares of Common Stock and 10,000,000 shares of Preferred Stock. Immediately prior to the Closing, 3,526,986 shares of Common Stock and no shares of Preferred Stock were outstanding. All such issued and outstanding shares of Common Stock have been duly authorized and validly issued, are fully paid and nonassessable, and are free of any preemptive or similar rights contained in the Articles of Incorporation or Bylaws of the Company. As of the date hereof the Company has outstanding options exercisable for 299,300 shares of Common Stock and warrants exercisable for 9,333 shares of Common Stock. The Shares issued under the Agreement are validly issued, fully paid and nonassessable and free of any liens, encumbrances and preemptive or similar rights except as specifically provided in the Agreement; provided, however, that the Shares may be subject to restrictions on transfer under state and/or federal securities laws as set forth in the Agreement. To our knowledge, except for rights described in the Agreement and the Exhibits thereto, there are no other options, warrants, conversion privileges or other rights presently outstanding to purchase or otherwise acquire any authorized but unissued shares of capital stock or other securities of the Company, or any other agreements to issue any such securities or rights.

     4. All corporate action on the part of the Company, its directors and shareholders necessary for the authorization, execution, delivery and performance of the Agreement by the Company, the authorization, sale, issuance and delivery of the Shares and the performance of the Company's obligations under the Agreement has been taken. The Agreement has been duly and validly executed and delivered by the Company and constitutes a valid and binding obligation of the Company, enforceable in accordance with its terms.

     5. The Company is not in violation of any term of its Articles of Incorporation or Bylaws, or, to our knowledge and except as set forth in the Agreement, in any material respect of any term or provision of any material contract, agreement, instrument, judgment or decree binding upon the Company. The execution, delivery and performance of and compliance with the terms of the Agreement, and the issuance of the Shares, do not violate any provision of the Articles of Incorporation or Bylaws, or, to our knowledge, any provision of any applicable federal, state or local law, rule or regulation. To our knowledge, the execution, delivery and performance of and compliance with the Agreement, and the issuance of the Shares have not resulted and will not result in any violation of, or conflict with, or constitute a default under, any material contract, agreement, instrument, judgment or decree binding upon the Company.

     6. Except as identified in the Agreement, to our knowledge, there are no actions, suits, proceedings or investigations pending against the Company or its properties before any court or governmental agency (nor, to our knowledge, is there any written threat thereof), which, either in any case or in the aggregate, might result in any material adverse change in the business or financial condition of the Company or any of its properties, or in any material impairment of the right or ability of the Company to carry on its business as now conducted or in any material liability on the part of the Company, or which questions the validity of the Agreement or any action taken or to be taken by the Company in connection therewith.

     7. No consent, approval or authorization of or designation, declaration or filing with any governmental authority on the part of the Company is required in connection with the valid execution and delivery of the Agreement, or the offer, sale or issuance of the Shares or the consummation of any other transaction contemplated thereby, except qualification (or taking such action as may be necessary to secure an exemption from qualification, if available) of the offer and sale of the Shares under the California Corporate Securities Laws and other applicable securities laws (but excluding jurisdictions outside of the United States), filings for which have been accomplished and are effective, except filings which may be made after the date hereof and which the Company has agreed to make in a timely manner.

     8.   Subject to the accuracy of the Purchasers' representations in
Section 6.1 of the Agreement and their responses (if any) to the Company's inquiries, the offer, sale and issuance of the Shares to be issued in conformity with the terms of the Agreement constitute transactions exempt from the registration requirements of Section 5 of the Securities Act of 1933, as amended.

     This opinion is furnished to the Purchasers solely for their benefit in connection with the purchase of the Shares, and may not be relied upon by any other person without prior written consent.

                              Very truly yours,

                              WILSON, SONSINI, GOODRICH & ROSATI
                              Professional Corporation

                                 EXHIBIT 2.1(c)

                                AEHR TEST SYSTEMS

                        AMENDMENT TO REGISTRATION RIGHTS



     Aehr Test Systems (the "Company") intends to enter into a common stock purchase agreement (the "Jafco Agreement") with Jafco America Ventures, Inc., and certain other entities (the "Purchasers") providing for the issuance and sale by the Company of shares of Common Stock of the Company to the Purchasers. The representative of the Purchasers has made it a condition to the execution of the Agreement by the Purchasers that this Amendment to Registration Rights ("Amendment") be duly executed.

     Pursuant to Section 6.8 of the Capital Stock Investment Agreement dated April 12, 1984 (the "1984 Agreement"), the Company and the undersigned holder of a majority of the Restricted Securities (as defined in the 1984 Agreement) agrees to the amendment of paragraph 5.3 of the 1984 Agreement, to read in full as set forth in Exhibit I hereto.

     This Amendment shall be conditioned and effective upon the closing of the Jafco Agreement.

AEHR TEST SYSTEMS                       MAYFIELD III


By                                      By
  ----------------------------           ------------------------------
     Executive Officer                            General Partner

                                    EXHIBIT I


     5.3  REQUESTED REGISTRATION.


          (a) If at any time the Company shall be requested by the holders of not less than 50% of the total number of shares of Restricted Securities, the Company shall promptly, and in any case within ten (10) days, give written notice of such proposed registration to all holders of Restricted Securities. Thereupon the Company shall as expeditiously as possible use its best efforts to effect the registration on Form S-1 (or on a form of general use then in effect under the Act) of the shares of Restricted Securities which the Company has been requested to register (i) in such request and (ii) in any response to such notice given to the Company within twenty (20) days after the Company's giving of such notice, in order to permit the sale or other disposition of such shares in accordance with the intended method of sale or other disposition given in the request and in any such response.

          The Company shall be obligated to have only one (1) registration statement declared effective pursuant to this paragraph 5.3(a). The Company shall not be required to effect a registration statement under this paragraph 5.3(a) during the first one hundred twenty (120) days after the effective date of any registration statement filed by the Company under paragraph 5.3(b) or 5.4 hereof if the Company has complied with the provisions of paragraph 5.3(b) or 5.4.

          The Company may include in the registration under this paragraph 5.3(a) any other shares of Capital Stock (including issued and outstanding shares of Capital Stock as to which the holders thereof have contracted with the Company for "piggyback" registration rights). However, if the offering of the Restricted Securities is proposed to be underwritten on a firm commitment basis (i) the Company (if it is including shares in the registration for its own account) and the holders of any other shares proposed to be included in the registration ("Other Shares") must agree to include such shares in the underwriting on the same terms and conditions as the holders of Restricted Securities, and (ii) if the managing underwriter(s) determines that marketing considerations require a limitation of the total number of shares to be included in the registration, the managing underwriter(s) will determine the number of shares to be included in the registration for the account of the Company (if any) and the total number of shares to be included in the registration for the account of all others (including the holders of Restricted Securities), which total number shall then be allocated pro rata among such shareholders according to the number of shares owned by each of them. All other shares shall be excluded from the registration.

          (b) In addition to the registration rights granted in paragraph 5.3(a), if a registration may be effected by the Company on Form S-3 or a similar short-form registration statement, and the Company shall be requested by the holders of not less than thirty percent (30%) of the total number of shares of Restricted Securities, the Company shall, as expeditiously as possible, use its best efforts to effect the registration on Form S-3 or a similar short-form registration statement of the shares of Restricted Securities which the Company has been requested to register in such request. The notice, underwriting and cut-back provisions set forth in paragraph
5.3(a) shall also apply to any registration pursuant to this paragraph 5.3(b).

          The Company shall be obligated to have only one (1) registration statement declared effective pursuant to this paragraph 5.3(b), and the rights granted by this paragraph 5.3(b) may not be exercised during the first one hundred twenty (120) days after the effective date of any registration statement filed by the Company under paragraph 5.3(a) or 5.4 hereof if the Company has complied with the provisions of paragraph 5.3(a) or 5.4.


                                    2.

                                   EXHIBIT 3.0

                             SCHEDULE OF EXCEPTIONS


     This Schedule of Exceptions, dated as of February 8, 1990, is made and given pursuant to Article 3 of the Aehr Test Systems Common Stock Purchase Agreement dated February 8, 1990 (the "Agreement"). The section numbers in this Schedule of Exceptions correspond to the section numbers in the Agreement; however, any information disclosed herein under any section number shall be deemed to be disclosed and incorporated into any other section number under the Agreement where such disclosure would be appropriate. Any terms defined in the Agreement shall have the same meaning when used in this Schedule of Exceptions as when used in the Agreement unless the context otherwise requires.

     3.5  COMPLIANCE WITH OTHER INSTRUMENTS.

          Both the agreement with Dana Commercial Credit and Equitable Lomas Leasing referenced below contain provisions of default including a cross default clause. If the Company's default on its line of credit with Union Bank caused Union Bank to accelerate such line of credit (see "Line of Credit" below), the Company would be in default of both agreements.

     3.6  TITLE TO ASSETS, PATENTS.

          All of the Company's property and equipment in the U.S. is pledged as collateral under term debt agreements with Equitable Lomas Leasing, Dana Commercial Credit and various leasing companies under capital lease obligations. The Company's outstanding principle balance due Equitable Lomas Leasing at December 31, 1989 was $1,432,213 and is evidenced by a promissory note bearing interest at 12.8% per year. This loan is payable in equal monthly installments of $48,146 through December 1992. The outstanding principle balance due Dana Commercial Credit at December 31, 1989 was $750,882 and is evidenced by a promissory note bearing interest at 12.55% per year. The loan is payable in equal monthly installments of $17,119 through December 1994.

          Capital lease obligations as of December 31, 1989 of $513,000 consist of various leases payable in installments through fiscal 1994 at a weighted average interest rate of 11.3% per year.

     3.12 SECURITIES ACT OF 1933. The holders of Restricted Securities, as defined in the Capital Stock Investment Agreement dated April 12, 1984, as amended, have the registration rights set forth in paragraph 5 thereof. The holders of Registrable Shares, as defined in the Stock Purchase Agreement dated September 18, 1985, have the registration rights set forth in Article V thereof.

     3.13 DISCLOSURE

          PROJECTIONS

          No representation or warranty is made concerning the financial projections provided to Purchasers, except that they were prepared in good faith based on assumptions which the Company believes to be reasonable. Projections of future financial results for a company in the semiconductor industry are inherently subject to substantial risks of inaccuracy. No assurance can be given that the assumptions on which projections are based will prove to be correct. Variations from the projections could be substantial and adverse.

          The Company's projections depend on a number of factors including present backlog, expected future orders and shipment of new burn-in test equipment being developed and built by the Company under contract with IBM (the "Wide I/0"). (See "Contract with IBM" below.) The Company has experienced declining order rates and declining backlog over the last four quarters as shown below:

                                                    In Millions
                                                    -----------
          Quarter Ended                       Orders             Backlog
          ------------------------------------------------------------------

          November 30, 1988                   $10.1              $20.0
          February 28, 1989                   $12.8              $20.8
          May 31, 1989                        $12.3              $20.9
          August 31, 1989                     $ 6.5              $15.9
          November 30, 1989                   $ 6.3              $13.9

          The Company includes in backlog orders to which a purchase order number has been assigned by the customer and which are expected to be shipped within one year. Orders are subject to cancellation by the customer with limited charges. Included in the backlog are orders from IBM for Wide I/O systems totaling approximately $4 Million.

          The Company's projections contain revenues for which purchase orders have not yet been received by the Company. Also included in the Company's projection for the six month period ending May 31, 1990 are the revenues expected from the shipment of two Wide I/O systems to IBM totaling $2,400,000. The Company has experienced delays in completing this project. Further delays in completing the Wide I/O project and delays in receiving purchase orders for other shipments in the projection would result in significantly lower revenues and could lead to a material loss in each of the quarters ending February 28, 1990 and May 31, 1990, and possibly result in a loss for the fiscal year ending May 31, 1990.

          CONTRACT WITH IBM

          Included in work-in-process at May 31, 1989 and November 30, 1989 are deferred costs of $1,673,000 and $2,360,389 respectively, related to the Wide I/O project with IBM. Deferred costs primarily include manufacturing direct material, direct labor and overhead and tooling, and exclude research and development that is expensed as incurred. This production contract is accounted for under the units of delivery method. Development problems have been experienced, which have delayed shipment of the equipment. The latest scheduled delivery date was August 15, 1989. Additional development problems could be encountered in the future, which could further delay shipment and possibly lead to order cancellations. Initial product acceptance procedures were expected to commence in December 1989 but have been delayed until February 1990. The contract is subject to cancellation by the customer for noncompliance and the Company may incur a material loss if the contract is canceled. Related progress payments received under the contract of $197,000 included in customer deposits as of May 31, 1989, and $874,000 received during June 1989, might be refundable in the event of the customer's cancellation of the contract.

          QUARTERLY LOSSES

          The Company incurred an after tax loss of $245,000 in its quarter ended November 30, 1989 and is projecting a loss in its quarter ending February 28, 1990. For the seven month period ended December 31, 1989 the Company incurred an after tax loss of $449,000. The Company could incur losses in the future.

          LINE OF CREDIT

          On September 20, 1989, the Company renewed its line of credit agreement with Union Bank. This agreement, renewable again on September 15, 1990, provides for maximum borrowings of up to the lesser of $5,000,000 or 80% of eligible accounts receivable (borrowing base formula), including a maximum of $500,000 in standby letters of credit. Borrowings under the agreement bear interest at 0.75% in excess of the bank's reference rate and are collateralized by accounts receivable, inventories, certain property and equipment and other assets of the Company. Under this agreement, the Company is required to maintain certain financial ratios, profitability on a quarterly basis and an average compensating balance of $200,000.

          The Company is currently in default of the profitability covenant because it incurred an after tax loss of $241,000 in its U.S. operations for the quarter ended November 30, 1989. The Company is forecasting an after tax loss of over $400,000 in its U.S. operations for the quarter ending February 28, 1990 and will remain in default of the profitability covenant. In addition, the Company is currently in default of its borrowing base limitation. As of December 31, 1989, the Company's borrowings under its line of credit were $2,425,000 which was in excess of the amount available under the borrowing base formula by approximately $500,000. The Company's target cash balance in the United States is approximately $1,000,000. In order to maintain this target balance, the Company is forecasting that its borrowings will remain in excess of the amount permitted by the formula through May 31, 1990 and that the excess amount will exceed $1,300,000 during that period. The Company has negotiated with the Bank a conditional waiver of the profitability covenant, the current default and the borrowing base limit, a copy of which is attached as Exhibit 4.1(l) to the Agreement.

          The proceeds from the sale of stock offered hereby will be used to repay the Company's bank line of credit to cure the default of the borrowing base. The Company believes it will be able to maintain its line of credit under its current terms. However, loss of the line of credit with Union Bank may require the Company to raise additional equity capital if a bank line of credit could not be obtained from alternative sources. There is no assurance that the Company could raise such equity capital on favorable terms.

          SOLE SOURCE COMPONENTS

          The Company is dependent on several vendors as sole suppliers. One of these suppliers, Texas Instruments, has informed the Company that it will no longer manufacture two integrated circuits which are used in large quantities in all of the Company's older model dynamic and test burn-in systems. In 1989, the Company entered into an agreement with Arrow Kierrulff (acting as Texas Instruments distributor) to purchase a two to three year supply of these circuits amounting to a total purchase order commitment of $717,000. The Company has taken partial delivery on the contract and as of December 31, 1989 had an excess supply of parts over current demand of $343,000 in inventory. The Company is currently negotiating deferral of shipments of the balance of the contract of $404,000 in excess parts scheduled for delivery monthly through June of 1990.

          These integrated circuits are no longer used in the industry and the Company is the only major customer for these parts. No reserve for loss or obsolescence has been recorded in the Company's financial statements for this contract or for the excess inventory because the Company believes it will use all of the parts in its burn-in systems sold in future years, and in support of its installed base of over 1,000 systems.

     3.18 SUBSIDIARIES. The Company holds 78.6% of the outstanding stock and has rights to purchase all of the minority interest of Aehr Test Systems, Japan, a Japanese corporation.

                                    EXHIBIT 3.7

                     CERTIFICATE OF CHIEF FINANCIAL OFFICER

                                       OF

                                AEHR TEST SYSTEMS



     The undersigned Acting Chief Financial Officer hereby certifies to the items below. Capitalized terms shall have the meanings assigned to them in the Common Stock Purchase Agreement dated February 26, 1990, between Aehr Test Systems and certain Purchasers (the "Agreement").

     1. She is the Acting Chief Financial Officer of Aehr Test Systems, a California corporation.


     2. Attached hereto are true and complete copies of the Consolidated audited financial statements of the Company and its Subsidiaries for the twelve months ended May 31, 1989 and the Company's unaudited unconsolidated financial statements for the seven months ended December 31, 1989.


     IN WITNESS WHEREOF, the undersigned has executed this certificate this 26th day of February, 1990.


                                        ------------------------------
                                        Linda Raggi,
                                        Acting Chief Financial Officer

                               LIST OF PURCHASERS



                                                NUMBER              AGGREGATE
NAME AND ADDRESS                               OF SHARES          PURCHASE PRICE
----------------                               ---------          --------------

Jafco American Ventures, Inc.                    12,000             Y42,000,000
555 California Street
24th Floor, Suite 2450
San Francisco, CA  94104

Nikko Venture Capital Co., Ltd.                   2,000             Y 7,000,000
2-7-3 Marunouchi
Chiyoda-Ku, Tokyo
Japan

The Central Capital Ltd.                          2,000             Y 7,000,000
1-7-17 Nihonbashi
Chuo-Ku, Tokyo
Japan
                                               --------             -----------

          TOTAL:                                 16,000             Y56,000,000

                                AEHR TEST SYSTEMS
                           CONSOLIDATED BALANCE SHEET
                                DECEMBER 31, 1989

                                   (UNAUDITED)

($ in '000s)


ASSETS

CURRENT ASSETS:
  CASH                                                     $4,267
  ACCOUNTS RECEIVABLE                                       9,075
  INVENTORY                                                13,444
  OTHER CURRENT ASSETS                                      1,342
                                                         --------
     TOTAL CURRENT ASSETS                                  28,128

FIXED ASSETS                                                3,674
OTHER ASSETS                                                1,270
                                                         --------
 TOTAL ASSETS                                             $33,072
                                                         --------
                                                         --------

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
  NOTES PAYABLE                                            $7,813
  ACCOUNTS PAYABLE                                          5,957
  ACCRUED EXPENSES                                          1,617
  CUSTOMER DEPOSITS                                         1,129
  ACCRUED INCOME TAXES                                        150
                                                         --------
     TOTAL CURRENT LIABILITIES                             16,666

LONG TERM LIABILITIES                                       2,922
MINORITY INTEREST                                             821
                                                         --------
       TOTAL LIABILITIES                                   20,409
                                                         --------
STOCKHOLDERS' EQUITY:
  CAPITAL STOCK                                             3,530
  RETAINED EARNINGS (PRIOR)                                 8,625
  RETAINED EARNINGS (CURRENT)                                (449)
  TRANSLATION ADJUSTMENT                                      957
                                                         --------
       TOTAL STOCKHOLDERS' EQUITY                          12,663
                                                         --------
TOTAL LIABILITIES AND
  STOCKHOLDERS' EQUITY                                    $33,072
                                                         --------
                                                         --------

                                AEHR TEST SYSTEMS
                      CONSOLIDATED STATEMENT OF OPERATIONS
                      SEVEN MONTHS ENDED DECEMBER 31, 1989

                                   (UNAUDITED)

($ in '000s)

                                            ACTUAL      %
                                          --------     ----
REVENUE                                    $21,082      100%

COST OF GOODS SOLD                          11,843       56%
                                          --------     ----
GROSS PROFIT                                 9,239       44%

OPERATING EXPENSES:
    RESEARCH & DEVELOPMENT                   3,586       17%
    SELLING, GENERAL & ADMIN                 5,602       27%
                                          --------     ----
TOTAL OPERATING EXPENSES                     9,188       44%
                                          --------     ----
OPERATING PROFIT (LOSS)                         51        0%

INTEREST, NET                                  392        2%
OTHER (INCOME) EXPENSE                          69        0%
                                          --------     ----
TOTAL OTHER (INCOME) EXPENSE                   461        2%
                                          --------     ----
PROFIT BEFORE TAXES AND
    MINORITY INTEREST                         (410)      -2%

TAX PROVISION                                    6        0%
                                          --------     ----
PROFIT BEFORE MINORITY INTEREST               (416)      -2%

MINORITY INTEREST                               33        0%
                                          --------     ----
NET INCOME (LOSS)                            ($449)      -2%
                                          --------     ----
                                          --------     ----

                       AEHR TEST SYSTEMS AND SUBSIDIARIES

                                   ----------






                   REPORT ON CONSOLIDATED FINANCIAL STATEMENTS

                           as of May 31, 1988 and 1989
                         and for each of the three years
                        in the period ended May 31, 1989

         [Letterhead of Coopers & Lybrand, Certified Public Accountants]





                        REPORT OF INDEPENDENT ACCOUNTANTS




To the Board of Directors
   and Stockholders
Aehr Test Systems:

We have audited the accompanying consolidated balance sheets of Aehr Test Systems and Subsidiaries as of May 31, 1988 and 1989 and the related consolidated statements of operations, stockholders' equity and cash flows for each of the three years in the period ended May 31, 1989. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Aehr Test Systems and Subsidiaries as of May 31, 1988 and 1939, and the results of their operations and their cash flows for each of the three years in the period ended May 31, 1989, in conformity with generally accepted accounting principles.


                                        /s/ COOPERS & LYBRAND


San Jose, California
July 7, 1989, except for Notes 2 and 15, for which the dates are September 30, 1989 and September 20, 1989, respectively

                       AEHR TEST SYSTEMS AND SUBSIDIARIES
               CONSOLIDATED BALANCE SHEETS, May 31, 1988 and 1989

                                   ----------

                             ASSETS                                             1988           1989
                                                                                ----           ----
                                                                                   (in thousands,
                                                                                 except share data)
Current assets:
   Cash and cash equivalents                                                  $ 2,877        $ 2,826
   Short-term cash deposits                                                     1,237            211
   Accounts receivable (less allowance for doubtful
       accounts of $127 and $136 at 1988 and 1989,
       respectively)                                                            8,972         13,367
   Inventories                                                                  8,786         11,560
   Refundable income taxes                                                        582            133
   Deferred income taxes                                                                         671
   Other                                                                          184            250
                                                                              -------        -------
          Total current assets                                                 22,638         29,018

Property and equipment, net                                                     3,917          3,985
Other assets, net                                                                 792          1,326
                                                                              -------        -------

             Total assets                                                     $27,347        $34,329
                                                                              -------        -------
                                                                              -------        -------
              LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
   Notes payable -- banks                                                       7,357          7,275
   Current portion of long-term debt and capital lease
       obligations                                                                               555
   Accounts payable                                                             4,321          6,615
   Accrued expenses                                                             1,472          2,050
   Customer deposits                                                            1,478            389
   Income taxes payable                                                                        1,216
                                                                              -------        -------
          Total current liabilities                                            14,628         18,100

Long-term debt and capital lease obligations, net of
       current portion                                                                         1,679

Deferred income taxes                                                             576            825
Minority interest in subsidiary                                                   983            797
                                                                              -------        -------
          Total liabilities                                                    16,187         21,401
                                                                              -------        -------
Contingencies and commitments (Notes 2, 7 and 9).

Stockholders' equity:
   Preferred stock, $.01 par value:
       Authorized:  10,000,000 shares:
       Issued and outstanding:  none
   Common stock, $.01 par value:
       Authorized:  75,000,000 shares;
       Issued and outstanding:  3,513,077 shares and
          3,526,986 shares at 1988 and 1989,
          respectively                                                             35             35
   Additional paid-in capital                                                   3,411          3,595
   Notes receivable for capital stock                                            (150)
   Retained earnings                                                            6,768          8,525
   Translation adjustment                                                       1,096            773
                                                                              -------        -------
          Total stockholders' equity                                           11,160         12,928
                                                                              -------        -------

             Total liabilities and stockholders' equity                       $27,347        $34,329
                                                                              -------        -------
                                                                              -------        -------

                   The accompanying notes are an integral part of these consolidated financial statements.

                       AEHR TEST SYSTEMS AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                 for the years ended May 31, 1987, 1988 and 1989

                                   ----------


                                                                1987         1988         1989
                                                                ----         ----         ----
                                                             (in thousands, except per share data)
Net sales                                                      $24,547      $26,323      $41,828
                                                               -------      -------      -------
Costs and expenses:
     Cost of goods sold                                         15,938       15,185       21,774
     Research and development                                    5,141        5,303        7,533
     Selling, general and administrative                         6,774        6,780        8,259
                                                               -------      -------      -------
                                                                27,853       27,268       37,566
                                                               -------      -------      -------
Income (loss) from operations                                   (3,306)        (945)       4,262
Interest expense                                                  (351)        (485)        (730)
Interest income                                                    210          272           84
                                                               -------      -------      -------
          Income (loss) before income taxes,
               minority interest in subsidiary
               and extraordinary credit                         (3,447)      (1,158)       3,616

Provision (benefit) for income taxes                            (1,388)        (445)       1,812
                                                               -------      -------      -------
          Income (loss) before minority
               interest in subsidiary and
               extraordinary credit                             (2,059)        (713)       1,804

Minority interest in net income (loss)
     of subsidiary                                                (277)         113          238
                                                               -------      -------      -------
          Income (loss) before extraordinary
               credit                                           (1,782)        (826)       1,566

Extraordinary credit -- tax benefit
     from utilization of operating
     loss carryforwards                                                         208          291
                                                               -------      -------      -------

            Net income (loss)                                  $(1,782)     $  (618)     $ 1,857
                                                               -------      -------      -------
                                                               -------      -------      -------
Net income (loss) per common and common
     equivalent share:
  Before extraordinary credit                                    $(.51)       $(.23)        $.45
  Extraordinary credit                                                          .06           .8
                                                               -------      -------      -------

                                                                 $(.51)       $(.17)        $.53
                                                               -------      -------      -------
                                                               -------      -------      -------
Weighted average number of common and common
     equivalent shares used in per share
     calculations                                                3,508        3,531        3,528
                                                               -------      -------      -------
                                                               -------      -------      -------


                   The accompanying notes are an integral part of these consolidated financial statements.

                       AEHR TEST SYSTEMS AND SUBSIDIARIES

                 CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

                 for the years ended May 31, 1987, 1988 and 1989

                                   ----------


                                                                                        Notes
                                                      Common Stock      Additional   Receivable
                                                      ------------        Paid-in    for Capital   Retained   Translation
                                                    Shares     Amount     Capital       Stock      Earnings   Adjustment     Total
                                                    ------     ------   ----------   -----------   --------   -----------    -----
                                                                           (in thousands, except share data)
Balances, June 1, 1986                             3,489,680    $ 35      $ 3,194      $ (242)     $ 9,168       $ 444     $ 12,599
  Issuance of common stock:
    Fiscal 1986 contribution to employee stock
        bonus plan                                    18,965                  190                                               190
    To employees                                         500                    5                                                 5
  Repurchase of common stock from employees             (550)                  (8)                                               (8)
  Issuance of warrants                                                          9                                                 9
  Net loss                                                                                          (1,782)                  (1,782)
  Translation adjustment                                                                                           323          323
                                                   ---------    ----      -------      ------      -------       -----     --------

Balances, May 31, 1987                             3,508,595      35        3,390        (242)       7,386         767       11,336
  Issuance of common stock to employees               30,003                  170                                               170
  Repurchase of common stock:
    From employee stock bonus plan                   (13,321)                 (76)                                              (76)
    From employees                                   (12,200)                 (73)         73                                    --
  Repayment of notes receivable                                                            19                                    19
  Net loss                                                                                            (618)                    (618)
  Translation adjustment                                                                                           329          329
                                                   ---------    ----      -------      ------      -------       -----     --------

Balances, May 31, 1988                             3,513,077      35        3,411        (150)       6,768       1,096       11,160
  Issuance of common stock to employees               49,909                  300                                               300
  Repurchases of common stock from employee
        stock bonus plan                             (11,000)                 (66)                                              (66)
  Surrender of common stock and cancellation of
        related note receivable                      (25,000)                 (50)        150         (100)                      --
  Net income                                                                                         1,857                    1,857
  Translation adjustment                                                                                          (323)        (323)
                                                   ---------    ----      -------      ------      -------       -----     --------

Balances, May 31, 1989                             3,526,986     $35     $  3,595       $  --       $8,525        $773      $12,928
                                                   ---------    ----      -------      ------      -------       -----     --------
                                                   ---------    ----      -------      ------      -------       -----     --------


                   The accompanying notes are an integral part of these consolidated financial statements.

                       AEHR TEST SYSTEMS AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                 for the years ended May 31, 1987, 1988 and 1989

                                   ----------

                                                                1987         1988         1989
                                                                ----         ----         ----
                                                                        (in thousands)
Cash flows from operating activities:
  Net income (loss)                                            $(1,782)      $ (618)      $1,857
  Adjustments to reconcile net income (loss)
      to net cash provided by (used in) operating
      activities:
    Minor interest in subsidiary                                  (277)         113          238
    Depreciation and amortization                                  956        1,276        1,324
    Decrease (increase) in accounts receivable                   1,800       (2,314)      (5,407)
    Decrease (increase) in inventories                           2,585       (2,600)      (3,111)
    Decrease (increase) in recoverable income
        taxes and other current assets                          (1,023)         599          312
    Increase in accounts payable                                   272        1,102        2,824
    Increase in accrued expenses, income taxes
        payable and customer deposits                              208        1,240          764
    Decrease in deferred income taxes                             (291)        (240)        (397)
                                                               -------       ------       ------
        Net cash provided by (used in)
            operating activities                                 2,448       (1,442)      (1,596)
                                                               -------       ------       ------
Cash flows from investing activities:
  Decrease (increase) in short-term cash
      deposits                                                  (1,921)         863          960
  Additions to property and equipment                           (1,490)      (1,266)        (729)
  Decrease (increase) in other assets                                2         (103)        (609)
                                                               -------       ------       ------
        Net cash used in investing activities                   (3,409)        (506)        (378)
                                                               -------       ------       ------
Cash flows from financing activities:
  Increase (decrease) in notes payable - banks                   1,708         (622)         495
  Borrowings under long-term debt                                                          1,800
  Long-term debt and capital lease principal
      payments                                                                              (249)
  Proceeds from issuance of capital stock,
      exercise of stock options and issuance
      of warrants                                                  204          170          300
  Repurchase of common stock                                        (8)         (76)         (66)
  Repayment of notes receivable from
      shareholders                                                               19
                                                               -------       ------       ------
        Net cash provided by (used in)
            financing activities                                 1,904         (509)       2,280
                                                               -------       ------       ------

Effect of exchange rates on cash                                   373          655          357
                                                               -------       ------       ------
        Net increase (decrease) in cash and
            cash equivalents                                     1,316       (1,802)         (51)

Cash and cash equivalents, beginning of year                     3,363        4,679        2,877
                                                               -------       ------       ------

Cash and cash equivalents, end of year                         $ 4,679       $2,877       $2,826
                                                               -------       ------       ------
                                                               -------       ------       ------
Supplemental cash flow information:
  Cash paid during the year for:
    Interest                                                      $257         $505         $732
    Income taxes                                                                  4          660


                   The accompanying notes are an integral part of these consolidated financial statements.

                       AEHR TEST SYSTEMS AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                  -----------

1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

     CONSOLIDATION:

     The financial statements include the accounts of the Company, its wholly owned foreign sales corporation (FSC) and both its wholly owned and majority owned foreign subsidiaries. All intercompany accounts and transactions have been eliminated.

     FOREIGN CURRENCY TRANSLATION AND TRANSACTIONS:

     Assets and liabilities of the Company's foreign subsidiaries are translated into U.S. dollars using the exchange rate in effect at the balance sheet date. Additionally, their revenues and expenses are translated using exchange rates approximating average rates prevailing during the fiscal year. Translation adjustments that arise from translating their financial statements from their local currencies to U.S. dollars are accumulated and reflected as a separate component of stockholders' equity.

     Transaction gains and losses that arise from exchange rate changes denominated in currencies other than the local currency are included in the statements of operations as incurred and are not significant.

     CASH EQUIVALENTS AND SHORT-TERM CASH DEPOSITS:

     All highly liquid debt instruments purchased with a maturity of three months or less are considered to be cash equivalents.

     Short-term cash deposits represent interest bearing tine deposits with a maturity greater than three months.

     INVENTORIES:

     Inventories are stated at the lower of cost (first-in, first-out method) or market.


                                   Continued

                       AEHR TEST SYSTEMS AND SUBSIDIARIES

                                  -----------

1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, continued:

     PROPERTY AND EQUIPMENT:

     Property and equipment are stated at cost. Leasehold improvements are amortized over the lesser of their estimated useful lives or the terms of the related lease. Furniture, fixtures and equipment are depreciated on a straight-line basis over their estimated useful lives. The range of estimated useful lives is as follow:

               Leasehold improvements        Life of lease
               Furniture and fixtures        3 to 15 years
               Machinery and equipment       2 to 11 years

     REVENUE RECOGNITION:

     Revenue related to systems is recognized upon shipment. A provision for the estimated future cost of warranty is recorded upon shipment.

     PRODUCT DEVELOPMENT COSTS AND CAPITALIZED SOFTWARE:

     Costs incurred in the research and development of new products or systems are charged to operations as incurred.

     Costs incurred in the development of software programs for the Company's products are charged to operations as incurred until technological feasibility of the software has been established. After technological feasibility is established, any additional costs are capitalized. Capitalized costs of approximately $168,000 and $265,000 are included in inventory at May 31, 1988 and 1989. No software development Costs were capitalized prior to 1988.


                                   Continued

                       AEHR TEST SYSTEMS AND SUBSIDIARIES

                                  -----------

1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, continued:

     INCOME TAXES:

     Deferred income taxes are recorded to reflect the tax effects of timing differences in reporting certain items for financial statement and income tax purposes. The differences relate primarily to installment sales, inventory and warranty reserves, reserve for doubtful accounts and depreciation.

     The Company intends to reinvest its share of the undistributed earnings of its majority owned foreign subsidiaries. Therefore, it makes no provision for additional U.S. taxes, which might result from distribution of such earnings unless they are actually repatriated. At May 31, 1989, the cumulative amount of earnings from subsidiaries on which the Company has not provided U.S. income taxes was approximately $2,400,000.

     Statement of Financial Accounting Standards No. 96, "Accounting for Income Taxes" (FAS No. 96), was issued in December 1987. The Company is required to adopt the statement for its fiscal year ending May 31, 1991, although early adoption is allowed. The change in accounting required by the statement is not expected to have a material effect on the Company's financial position or results of operations.

     NET INCOME (LOSS) PER SHARE:

     Net income per share has been computed using the treasury stock method after considering the dilutive effect of stock options and warrants. Net loss per share has been computed using the weighted average shares of Common Stock outstanding as the affect of stock options and warrants is antidilutive.


                                   Continued

                       AEHR TEST SYSTEMS AND SUBSIDIARIES

                                  -----------

2.   INVENTORIES:

     Inventories at May 31 comprise:

                                                       1988     1989
                                                      ------   -------
                                                       (in thousands)

       Raw materials and subassemblies                $3,590    $3,028
       Work in process                                 3,581     7,559
       Finished product                                1,615       973
                                                      ------   -------
                                                      $8,786   $11,560
                                                      ------   -------
                                                      ------   -------

     Included in work-in-process at May 31, 1989 and September 30, 1989 are deferred Costs of $1,673,000 and $2,361,000, respectively, related to new burn-in test equipment being developed and built by the Company under contract. Deferred costs primarily include manufacturing direct material, direct labor and overhead and tooling, and exclude research and development that is expensed as incurred. This production contract is accounted for under the units of delivery method. The latest scheduled delivery date was August 15, 1989. Development problems have been experienced, which have delayed shipment of the equipment. Additional development problems could be encountered in the future, which could further delay shipment and possibly lead to order cancellations. Initial product acceptance procedures are expected to commence in December 1989. Management believes it will meet its obligations under the contract. Currently, the contract may be canceled by the customer in the event of noncompliance with the required delivery schedule and the Company may incur a significant loss if the contract. is canceled. Related progress payments received under the contract of $197,000 included in customer deposits as of May 31, 1989, and $874,000 received during June 1989, might be refundable in the event of the customer's cancellation of the contract.


                                   Continued

                       AEHR TEST SYSTEMS AND SUBSIDIARIES

                                  -----------

3.   PROPERTY AND EQUIPMENT:

     Property and equipment as of May 31, at cost, including equipment under capital leases entered into during fiscal 1989 (cost of $683,000, less accumulated amortization of $84,000 at May 31, 1989), comprises:

                                                       1988      1989
                                                      ------    ------
                                                       (in thousands)

         Leasehold Improvements                       $  896    $  982
         Furniture and fixtures                        2,117     2,395
         Machinery and equipment                       2,718     3,096
         Test equipment                                1,861     2,285
                                                      ------    ------
                                                       7,592     8,758
         Less accumulated deprecation and
             amortization                              3,675     4,773
                                                      ------    ------
                                                      $3,917    $3,985
                                                      ------    ------
                                                      ------    ------

4.   OPTION TO PURCHASE MINORITY INTEREST IN SUBSIDIARY:

     In fiscal 1982, the Company and an individual formed a Japanese corporate joint venture to manufacture, import, export and sell the Company's products. The Company his an option to purchase the individual's initial 50% interest through March 1, 1997 at specified prices based on the joint venture's future earnings. Joint venture interests acquired. by the Company upon formation and subsequent exercises of its option are as follows:

                                             Interest         Cost
                                             --------        ------
                                                         (in thousands)

          Formation                             50.0%        $  242
          Fiscal 1987                           13.9            695
          Fiscal 1988                            4.9            147
          Fiscal 1989                            9.8            295
                                                ----         ------
            Balances, May 31, 1989              78.6%        $1,379
                                                ----         ------
                                                ----         ------


                                   Continued

                       AEHR TEST SYSTEMS AND SUBSIDIARIES

                                  -----------

4.   OPTION TO PURCHASE MINORITY INTEREST IN SUBSIDIARY, continued:

     Prior to the Company's initial exercise of its option in fiscal 1987, the Company accounted for its investment using the equity method. Subsequently, the joint venture has been consolidated with the Company and each purchase under the option has been accounted for as a step purchase. The cost in excess of the fair value of the net assets acquired of $692,000 is being amortized on a straight-line basis over 20 years and is included in other assets, net of accumulated amortization of $117,000 at May 31, 1989.

5.   JOINT VENTURE:

     In June 1989, the Company's majority owned Japanese subsidiary formed a joint venture with a U.S. company for the purpose of marketing certain products and technology in Japan and to develop and manufacture products particular to the Japanese market. The joint venture corporation is equally owned by the two corporate partners with each contributing 50,000,000 yen of capital (approximately $350,000), which was contributed on May 29, 1989 and is included in other assets as of May 31, 1989.

6.   NOTES PAYABLE:

     At May 31, 1988 and 1989 short-term bank borrowings totaled $7,357,000 and $7,275,000, respectively. These outstanding borrowings at May 31, 1989 were comprised of short-term bank loans to the Company's majority owned subsidiary totaling $4,270,000 at a weighted average interest rate of 5.2%, secured by inventories, and $3,005,000 under the Company's revolving line of credit (see below) at prime plus 2% (13.5% at May 31, 1989).


                                   Continued

                       AEHR TEST SYSTEMS AND SUBSIDIARIES

                                  -----------

6.   NOTES PAYABLE, Continued:

     As of May 31, 1989 and through September 19, 1989, the Company's revolving line of credit provided for maximum borrowings of up to the lesser of $3,500,000 or 60% of eligible accounts receivable. Borrowings under this agreement, renewed on September 20, 1989 (see Note 15), bore interest at 2.0% in excess of the bank's reference rate (a total of 13.5% as of May 31, 1989) and were collateralized by accounts receivable, inventories, certain property and equipment and other assets of the Company. Under this agreement, the Company was required to maintain certain financial ratios, profitability on a quarterly basis and an average compensating balance of $200,000. The compensating balance did not constitute a legal restriction on the Company's cash and to the extent it was not maintained, the bank would charge a fee based on an interest formula contained within the agreement.

7.   LONG-TERM DEBT AND CAPITAL LEASE OBLIGATIONS:

     Long-term debt as of May 31, 1989 of $1,651,000 consists of an equipment loan, evidenced by a promissory note, payable to a financing company bearing interest at 12.8% per annum. The loan is payable in equal monthly principal and interest installments of $48,146 through December 1992 and is collateralized by the Company's property and equipment. Under the loan agreement, the Company must pay a prepayment penalty of approximately 4% to 5% of the outstanding principal balance in the event of full prepayment between January 1990 and December 1992.

     Capital lease obligations as of May 31, 1989 of $583,000 consist of various leases payable in installments through fiscal 1994 at a weighted average interest rate of 11.3% per annum.

     Principal payments under long-term debt and capital lease obligations for each of the next five years as of May 31, 1989 are as follows:

                         1990                 $555
                         1991                  632
                         1992                  646
                         1993                  387
                         1994                   14


                                   Continued

                       AEHR TEST SYSTEMS AND SUBSIDIARIES

                                  -----------

8.   ACCRUED EXPENSES:

     Accrued expenses at May 31 comprise:

                                             1988       1989
                                            ------     ------
                                                       (in thousands)

       Commissions                          $  274     $  203
       Warranty                                147         93
       Payroll                                 554        899
       Vacation                                284        286
       Other                                   213        569
                                            ------     ------
                                            $1,472     $2,050
                                            ------     ------
                                            ------     ------

9.   COMMITMENTS:

     The Company leases most of its present manufacturing and office space under operating leases which expire between fiscal 1990 and 1992. Under the terms of certain leases, the rentals will be adjusted upward every two years based on the Consumer Price Index but with increases not to exceed 14% for any adjustment. The leases contain renewal options whereby the Company may extend the lease term for up to an additional five years. In addition, the Company is required to pay for insurance, taxes and maintenance of the property. The Company is subleasing a portion of this space under noncancelable subleases expiring in 1991.

     Minimum annual rentals payable under operating leases in each of the next five fiscal years (in thousands) are as follows:


                     1990                             $1,307
                     1991                              1,226
                     1992                                338
                     1993                                 15
                     1994                                  9
                                                      ------
                                                       2,895
     Less rentals receivable under subleases             118
                                                      ------
                                                      $2,777
                                                      ------
                                                      ------

     Rent expense for the years ended May 31, 1987, 1988 and 1989 was approximately $1,229,000, $1,303,000 and $1,405,000, respectively.


                                   Continued

                       AEHR TEST SYSTEMS AND SUBSIDIARIES

                                  -----------

9.   COMMITMENTS, Continued:

     The Company's Japanese subsidiary discounts notes receivable at banks in the ordinary course of business. The proceeds of such discounting for the years ended May 31, 1987, 1988 and 1989 were approximately $4,533,000, $4,524,000 and $3,507,000, respectively. As of May 31, 1989 there were no trade notes receivable discounted at banks.

10.  SHAREHOLDERS' EQUITY:

     In September 1988, the Company amended its Articles of Incorporation to authorize the issuance of 10,000,000 shares of preferred stock, and 75,000,000 shares of common stock, and to assign a par value of $.01 to each share. The Board of Directors is authorized to determine the rights of the preferred stockholders.

     The financial statements have been restated to reflect this change.

11.  COMMON STOCK:

     Approximately 925,000 shares of common stock outstanding at May 31, 1989 have certain registration rights which are exercisable.

     During fiscal 1987, the Company issued warrants to purchase 16,000 shares of common stock at $6.00 per share to members of the Company's Board of Directors. These transferable warrants, valued at $.60 each, are exercisable at any time and expire five years from date of issuance. As of May 31, 1989, the Company has reserved 16,000 shares of its common stock for issuance upon exercise of these warrants.


                                   Continued

                       AEHR TEST SYSTEMS AND SUBSIDIARIES

                                  -----------

12.  STOCK OPTIONS:

     The Company has reserved 1,025,000 shares of common stock for issuance to employees and paid consultants under its three stock option plans. All three plans provide that qualified options be granted at an exercise price equal to the fair market value at the date of grant, as determined by the Board of Directors (85% of fair market value in the case of nonstatutory options and purchase rights and 110% of fair market value in
     certain  circumstances).   Qualified options expire  five  years from date
     of grant, nonqualified options ten years from date of grant, and stock purchase rights six months from date of grant. Most options become exercisable in increments over a four-year period from the date of grant. Options to purchase approximately 121,000 shares were exercisable at May 31, 1989.

     Activity under the three plans was as follows:

                                           Optioned Shares
                      Reserved But    --------------------------
                       Unoptioned     Number of          Price
                         Shares        Shares          Per Share         Total
                      ------------    ---------        ---------         -----
                                 (in thousands, except per share data)
Balances
 June 1, 1986               77           166        $4.00 to $10.00      $1,151
Increase in
 options available
 under plans               250
Options granted           (115)          115        $6.00 to $10.00         736
Options terminated         110          (110)       $6.00 to $10.00        (891)
                          ----          ----                             ------
Balances,
 May 31, 1987              322           171        $4.00 to $10.00         996
Options granted           (113)          113              $6.00             682
Options exercised                         (5)             $4.00             (20)
Options terminated          19           (19)       $6.00 to $10.00        (124)
                          ----          ----                             ------
Balances,
 May 31, 1988              228           260        $4.00 to $10.00       1,534
Options granted            (84)           84              $6.00             504
Options exercised                         (1)             $6.00              (5)
Options terminated         100          (100)       $4.00 to $10.00        (552)
                          ----          ----                             ------
Balances,
 May 31, 1989              244           243        $4.00 to $6.00       $1,471
                          ----          ----                             ------
                          ----          ----                             ------


                                    Continued

                       AEHR TEST SYSTEMS AND SUBSIDIARIES

                                  -----------

13.  EMPLOYEE STOCK BONUS PLAN:

     The Company has a noncontributory, trusteed employee stock bonus plan for full-time employees. The intent of the Company is to contribute shares of the Company's stock to the plan, although the plan also allows cash contributions. The contribution is determined annually by the Company and cannot exceed 15% of the annual aggregate salaries of those employees eligible for participation in the plan. Individuals' account balances vest at a rate of 25% per year commencing upon completion of three years of service. Nonvested balances which are forfeited are allocated to the remaining employees in the plan.

     No contribution to the plan was authorized for the years ended May 31, 1987, 1988 and 1989.

14.  PROVISION (BENEFIT) FOR INCOME TAXES:

     The provision benefit for income taxes consists of the following:

                                                              May 31,
                                                    ---------------------------
                                                     1987       1988      1989
                                                    -------     -----    ------
                                                           (in thousands)
     Federal income taxes:
       Current                                      $(1,047)    $(400)    $ 547
       Deferred                                         (18)     (269)     (125)
     State income taxes:
       Current                                                              151
       Deferred                                                             (63)
     Foreign income taxes:
       Current                                                    224     1,303
       Deferred                                        (323)                 (1)
                                                    -------     -----    ------
                                                    $(1,388)    $(445)   $1,812
                                                    -------     -----    ------
                                                    -------     -----    ------

     The Company's effective tax (benefit) rate differs from the U.S. federal statutory tax (benefit) rate as follows:

                                                              May 31,
                                                    ---------------------------
                                                     1987       1988      1989
                                                    -------     -----    ------
                                                           (in thousands)

     Maximum statutory income tax (benefit)
         rate                                       (46.0)%    (46.0)%   34.0%
     Foreign income (loss) taxed
         (benefited) at a higher (lower) rate        (5.5)      (4.4)    15.3
     State taxes, net of federal tax effect                               5.2
     FSC earnings exempt from
         federal taxes                                                   (6.6)
     Other                                            0.2        3.2      2.2
                                                    -----      -----     ----
     Effective tax (benefit) rate                   (40.3)%    (38.4)%   50.1%
                                                    -----      -----     ----
                                                    -----      -----     ----


                                    Continued

                       AEHR TEST SYSTEMS AND SUBSIDIARIES

                                  -----------

15.  SUBSEQUENT EVENT:

On September 20, 1989, the Company renewed its line of credit agreement (see Note 6). The renewed agreement, renewable again on September 15, 1990, provides for maximum borrowings of up to the lesser of $5,000,000 or 80% of eligible accounts receivable, including a maximum of $500,000 in standby letters of credit. Borrowings under the renewed agreement bear interest at 0.75% in excess of the bank's reference rate. Other provisions of the renewed agreement are similar to those of the previous agreement.


                                    Continued

                                  EXHIBIT 3.15

                              EMPLOYMENT AGREEMENT
                       REGARDING PROPRIETARY DEVELOPMENTS
                          AND CONFIDENTIAL INFORMATION

Name:
     ------------------
      (Type or Print)

1.   I am a paid employee of Aehr Test Systems (the "Company").

2. This Agreement concerns inventions, improvements, data, processes, computer software programs and discoveries (hereinafter called "Proprietary Developments") that are conceived or made by me alone or with others while I am employed by the Company; and that relate to the research and development or the business of the Company, or result form tasks assigned
     to me by the Company.   Such Proprietary Developments are the sole property
     of the Company, and I agree:

          a.   To disclose them promptly to the Company;
          b.   To assign them to the Company; and
          c. To execute all documents and do all things necessary to assist the Company in obtaining patent, copyright and/or trade secret protection in all countries, the Company to pay the expenses.

3. This Agreement also concerns trade secrets, confidential business and technical information, and know-how not generally known to the public, that are acquired or produced by me in connection with my employment by the Company. As to these, I agree:

          a.   To use them only in the performance of the Company's duties; and
          b. To hold them in confidence and trust, and to use all reasonable precautions to assure that they are not disclosed to unauthorized persons or used in an authorized manner, both during and after my employment with the Company.

4. Upon termination of employment, I will not take with me any documents or materials of any nature relating to the subject matter described in paragraphs 2 and 3 above.

5.   This Agreement does not relate to any information which qualifies fully for
     protection under Section 2870 of the California Labor Code.   A copy of
     Section 2870 of the California Labor Code is attached hereto as Exhibit A.

6.   The above provisions shall be separately construed.   If any of them is
     held to be unenforceable, the remaining provisions shall not be affected.


                                       -----------------------------
                                       (Signature)

                                       -----------------------------
                                       (Date)

WITNESS:


-----------------------------

                                    EXHIBIT A



                       CALIFORNIA LABOR CODE SECTION 2870

                   EMPLOYMENT AGREEMENTS; ASSIGNMENT OF RIGHTS

     "Any provision in an employment agreement which provides that an employee shall assign or offer to assign any of his or her rights in an invention to his or her employer shall not apply to an invention for which no equipment, supplies, facility, or trade secret information of the employer was used and which was developed entirely on the employee's own time, and (a) which does not relate (1) to the business of the employer or (2) to the employer's actual or demonstrably anticipated research or development, or (b) which does not result from any work performed by the employee for the employer. Any provision which purports to apply to such an invention is to that extent against the public policy of this state and is to that extent void and unenforceable."

                                 EXHIBIT 3.16


                               AEHR TEST SYSTEMS
                               SHAREHOLDERS LIST
                               February 2, 1990

                                       Cert                            Total
            Name                        No.       Date      Shares     Shares
----------------------------------   --------   --------   --------   ---------

Aehr Test Systems
Employee Stock Bonus Plan                273    08/15/95     23,800
155 Constitution Dr.                     327    03/03/86     27,751
Menlo Park, CA 94025                     355    09/22/86     11,124
                                         357    06/26/86     18,965
                                         358    10/10/86      3,055
                                         394    11/09/87      4,677
                                         445    02/01/89     20,428
                                         465    11/13/89      2,333     112,133

Allen Amsbaugh and                        80    04/21/82      4,000       4,000
Judith Amsbaugh, JTWROS
900 Menlo Oaks Drive
Menlo Park, CA 94025

A.T. Venture Investments                 343    05/12/86      3,000       3,000
c/o Robert Salipante
900 Euclid Avenue, T-18
Cleveland, OH 44101

Hasamichi Ariga                          330    03/07/86      4,455
c/o ATS Japan                            383    09/01/87      4,455
19-25, 1-Chome                           431    08/23/88      4,455
Shimura, Itabashi-ku                     454    04/05/89      4,455      17,820
Tokyo, 174 Japan

Ross Atwood                              216    11/12/84      1,000       1,000
305 St. James Drive
Piedmont, CA 94611

Janet Palm Higginbotham Bailey            40   08/10/79         500         500
223 More Avenue
Los Gatos, CA 95030

Edward Barlow                            391   11/09/87         134         134
1533 Orillia Court
Sunnyvale, CA 94087

                                       Cert                            Total
            Name                        No.       Date      Shares     Shares
----------------------------------   --------   --------   --------   ---------

Patricia J. Battaglia and                222    12/03/84      1,100       1,100
Biogio G. Battaglia,
Joint Tenants
706 Hillcrest Way
Redwood City, CA 94062

Robert and Dorothy Bechler               306    11/21/85        200         200
3455 Santa Rosa Blvd., #30
Santa Rosa, CA 95407

Robert R. Berry                           29    08/10/79      1,500
201 Cuesta Dr., Apt. 11                  335    03/03/86      1,000
Los Altos, CA 94022                      336    03/03/86      1,000
                                         337    03/03/86      1,000
                                         338    03/03/86      1,000       5,550

Mark A. Bertelsen                        138    03/07/83      3,130       3,130
2 Palo Alto Square, Suite 900
Palo Alto, CA 94306

Keith Blackey                            389    11/09/87        624         624
1032 Shoreline Drive
San Mateo, CA 94025

Charles W. Bishop                         30    08/10/79      1,000
3091 Chardonnay                          217    11/12/84      3,000       4,000
Pleasanton, CA 94566

John and Joyce Boscacci                  305    11/21/85      1,000
1355 Monterey Boulevard                  364    12/09/86      1,000       2,000
San Francisco, CA 94127

Bernard Bouyea and Margo                 225    12/03/84        555         555
  Bouyea, Joint Tenants
166 Shell Street
Pacifica, CA 94044

Roger D. Bouyea and
Lorraine M. Bouyea, his wife,            315    11/21/85    100,000
  as their Community Property            317    11/21/85      5,000
1000 North Point Street, #1001           318    11/21/85      5,000
San Francisco, CA 94109                  322    11/21/85      1,704
                                         365    12/09/86         13
                                         470    11/24/89      2,980     114,697

                                       Cert                            Total
            Name                        No.       Date      Shares     Shares
----------------------------------   --------   --------   --------   ---------

John Bouyea, Jr.                         172    08/04/83      1,660
2615 Lincoln Way                         440    12/06/88        835
San Francisco, CA 94122                  469    11/24/89        505       3,000

Roger Bouyea, Jr.                        171    08/04/83      1,660
2141 Hillview Drive                      439    12/06/88        835
Walnut Creek, CA 94596                   468    11/24/89        505       3,000

Ronald E. Boyd                           231    12/05/84      9,500       9,500
24390 Summerhill Road
Los Altos Hills, CA 94022

Richard Bracken                          393    11/09/87         61          61
138 Wilmar Way
Los Gatos, CA 95030

Verna L. Brame                           201    04/18/84      5,000       5,000
322 Cuardo Avenue
Millbrae, CA 94030

Verna L. Brame Trustee                   282    09/27/85    154,900     154,900
Verna L. Brame Trust
U/D/T dated May 20, 1983
322 Cuardo Ave.
Millbrae, CA 94030

Clarence M. Brehm                        285    09/27/85      5,000       5,000
1047 Mango Ave.
Sunnyvale, CA 94087

Faye Crawford Bremond,                   159    05/30/83      3,750       3,750
  Trustee of the Faye Crawford
  Bremond Separate Property Trust
  U/D/T January 6, 1983
101 Catalpa Drive
Atherton, CA 94025

Harry B. Bremond                         145    03/08/83      3,750       3,750
2 Palo Alto Square, Suite 900
Palo Alto, CA 94306

J. Edwin Brooks                          187    10/07/83      2,114       2,114
50 Pasatiempo Drive
Santa Cruz, CA 95060

                                       Cert                            Total
            Name                        No.       Date      Shares     Shares
----------------------------------   --------   --------   --------   ---------

Barbara J. Brown                         151    05/27/83        400         400
1855 Graham Lane
Santa Clara, CA 95050

T. Steven Brown and                       20    07/20/79      5,000
Elizabeth Brown JTWROS                    86    04/21/82     20,000      25,000
11822 Paseo Lucido, #2020
San Diego, CA 92128

Carl M. Buck                             232    12/28/84      1,000       1,000
Aehr Test Systems
155 Constitution Drive
Menlo Park, CA 94025

Robert R. Buck                           233    12/28/84        500         500
167 Pleasant Avenue
Fenwood, NJ 07023

Louis J. Cartalano                        32    08/10/79      1,000
750 Sunshine Dr.                          87    04/21/82     64,000
Los Altos, CA 94022                      158    05/30/83      6,000
                                         202    04/18/84      6,500
                                         239    12/28/84     30,000
                                         367    12/18/86      3,000     110,500

John Case                                236    12/28/84      2,000       2,000
The Case Companies
969 Buenos Avenue
San Diego, CA 92110

(Dr.) Stanton M. Charney and             420    09/19/88      5,000
Freya Charney, Trustees of the           422    09/19/88      4,125
Stanton M. Charney Family                424    09/19/88      1,104
Trust U/T/A dated 10/2/75                426    09/19/88      4,561      14,790
4 Surrey Lane
Atherton, CA 94025

Charles T. C. Compton                    344    07/17/86        175         175
27855 Via Ventana
Los Altos Hills, CA 94022

Continental Trust Company                385    11/09/87      3,000       3,000
Trustee FBO Fred M. Pilster, IRAR
P.O. Box 809009
Dallas, TX 75380

                                       Cert.                           Total
            Name                        No.       Date      Shares     Shares
----------------------------------   --------   --------   --------   ---------

Hewitt D. Crane                        428      09/19/88     1,905        1,905
25 Cordova Court
Portola Valley, CA 94025

Gene S. Crockett                        78      04/15/82     3,000
1200 Mosswood                           88      04/21/82    12,000       15,000
Irving, Texas 75061

John Cruse and Carol                   226      12/03/84       277          277
Cruse, Joint Tenants
1380 Flores Drive
Pacifica, CA 94044

Carol A. Decker                        152      05/27/83       250
P.O. Box 692                           243      01/07/85     5,000        5,250
Pollock Pines, CA 95726

Alice Jane Edge                        366      12/18/86     2,000        2,000
149 Eunice
Mountain View, CA 94040

William W.R. Elder, Trustee of         430      09/19/88     2,500        2,500
the William W.R. Elder Separate
Property Trust, U/D/T dated
April 18, 1983
19485 Montevina Road
Los Gatos, CA 95030

Dr. R. Cameron Emmott                  168      07/26/83       100          100
315 Berroilnet Avenue
San Mateo, CA 94402

James Fadimen                          129      09/20/82     3,375
1070 Colby Ave.                        130      09/21/82     6,000        9,375
Menlo Park, CA 94025

James Fadiman, Trustee                  26      07/20/79     5,000
UAD 6/1/68 f/b/o CHRISTINE E.          283      09/27/85     7,500       12,500
CROSBY TRUST #2
P.O. Box 1032
Menlo Park, CA 94025

                                       Cert.                           Total
            Name                        No.       Date      Shares     Shares
----------------------------------   --------   --------   --------   ---------

James Fadiman, Trustee                  27      07/20/79     5,000
UAD 3/1/79 f/b/o TAMARA E.             284      09/27/85     7,500       12,500
CROSBY TRUST #2
P.O. Box 1032
Menlo Park, CA 94025

Andree P. Feldmann                     340      03/03/86     1,500
242 Watson Avenue                      449      04/30/89     6,000        7,500
Monterey, CA 93940

Ferlic Investments, Ltd.               182      10/12/83     1,000        1,000
c/o Randolph M. Ferlic
309 Doctor Building
Omaha, NE 68131

Patrick K. Flaherty                    326      03/03/86       369          369
390 Echo Drive
Los Altos, CA 94022

Wiliam R. Franke and                    93      04/21/82    30,000
Barbara J. Franke, JTWROS              253      02/20/85     4,500       34,500
P.O. Box 722
Kenwood, CA 95452

Trina Anne Franke                      252      02/20/85     1,000        1,000
P.O. Box 722
Kenwood, CA 95452

David Garaviglia                       463      11/13/89       202          202
----------------------------------
----------------------------------

Frank J. George and                     24      07/20/79    10,000
Evelyn E. George                        36      08/10/79     1,000
3716 Kenwood Ave.                       94      04/21/82    44,000       55,000
San Mateo, CA 94403

William P. Gilbreath and                37      08/10/79     1,500
Vibeke Gilbreath, JTWROS                95      04/21/82     6,000        7,500
1624 Petal Way
San Jose, CA 95129

Susan Golden                           300      10/08/85        93           93
1722 Valpico Drive
San Jose, CA 95124

                                       Cert.                           Total
            Name                        No.       Date      Shares     Shares
----------------------------------   --------   --------   --------   ---------
John Goodrich                          241      12/28/84     4,687        4,687
2 Palo Alto Square, Suite 900
Palo Alto, CA 94306

Margaret K. Goodrich                   240      12/28/84     4,688        4,688
21132 Patriot Way
Cupertino, CA 95014

James Grant                            442      11/17/88        35           35
534 Madison Ave.
Redwood City, CA 94061

Peter Tyler Hall                        96      04/21/82    76,000
c/o Dean Witter Reynolds               134      02/17/83     3,000
720 Santa Cruz Avenue                  286      09/27/85     1,000
Menlo Park, CA 94025                   402      01/28/88       400
                                       409      08/12/88       800       81,200

Takahiro Hatakenaka                    267      08/12/85     7,800
c/o ATS Japan                          328      03/07/86    12,028
19-25, 1-Chome                         384      09/01/87    12,028
Shimura, Itabashi - Ku                 432      08/23/88    12,028
Tokyo, 174 Japan                       455      04/05/89    12,028       55,912

Martin J. Held, Trustee of             453      06/14/89       500          500
M.J. Held & Associates,
Incorporated Profit Sharing Trust
IQ #68-007184
160 Shoreline Highway, Suite 958
Mill Valley, CA 94941

Alan Helgesson                         166      07/05/83    30,000
505 Cypress Point Dr., #169            404      03/16/88    12,500       42,500
Mt. View, CA 94043

Jack Edward Hubbell                    410      08/12/88       800          800
14388 Liddicoate Drive
Los Altos Hills, CA 94022

Richard Jensen                         397      12/01/87       500          500
367 Mandell Way
Los Altos, CA 94022

Jack and Carleta Jones                 394      11/16/87       150          150
616 Morningside
Los Altos, CA 94022

                                       Cert                            Total
            Name                        No.       Date      Shares     Shares
----------------------------------   --------   --------   --------   ---------

Allan King                             234      12/28/84     1,000       1,000
1542 Winding Way
Belmont, CA 94022

Bruce C. Keller                        301      10/08/85        93          93
6339 Broadway, #306
Oakland, CA 94618

Ralph W. Kummer                         57      03/26/80     1,200
Post Office Box 420                    100      04/21/82     4,800       6,000
Colfax, CA 95713

Teruo Kunugi                           299      10/08/85     9,800
c/o ATS Japan                          329      03/07/86     5,346
19-25, 1-Chome                         382      09/01/87     5,346
Shimura, Habashi-Ku                    433      08/23/88     5,346
Tokyo, 174 Japan                       456      04/05/89     5,346       31,184

Charles F. LaBrecque                    77      04/18/82     1,000
302 Old Westford Road                  101      04/21/82     4,000
Chelmsford, MA 01824                   126      06/16/82     2,500
                                       135      03/04/83     1,000        8,500

Thomas Lee                             332      04/10/86    77,780       77,780
128 Escobar Road
Portolo Valley, CA 94025

Barbara Long, Trustee                  160      05/30/83     5,000
of the Kevin Allen                     411      08/23/88     1,800        6,800
Torresdal Trust I
U/T/A dated 5/30/83
3828 Hamilton Way
Redwood City, CA 94062

Barbara Long, Trustee                  161      05/30/83     5,000
of the Candice Ann                     412      08/23/88     1,800        6,800
Torresdal Trust I
U/T/A dated 5/30/83
3828 Hamilton Way
Redwood City, CA 94062

Barbara Long, Trustee                  162      05/30/83     5,000
of the Kyler David                     413      08/23/88     1,800        6,800
Torresdal Trust I
U/T/A dated 5/30/83
3828 Hamilton Way
Redwood City, CA 94062

                                       Cert                            Total
            Name                        No.       Date      Shares     Shares
----------------------------------   --------   --------   --------   ---------

Barbara Long, Trustee                  163      05/30/83     5,000
of the Eric Nels                       414      08/23/88     1,800        6,800
Torresdal Trust I
U/T/A dated 5/30/83
3828 Hamilton Way
Redwood City, CA 94062

Barbara Long, Trustee                  164      05/30/83     5,000
of the Brock Frank                     415      08/23/88     1,800        6,800
Torresdal Trust I
U/T/A dated 5/30/83
3828 Hamilton Way
Redwood City, CA 94062

Harvey Long and Barbara                228      12/03/84     1,200        1,200
Long, Joint Tenants
3828 Hamilton Way
Redwood City, CA 94062

Frank and Josephine Luporini           196      03/27/84     3,750        3,750
1324 Hover
Menlo Park, CA 94025

Dana Marie Mahoney                     251      02/20/85     1,000        1,000
P.O. Box 722
Kenwood, CA 95452

Paul Margolin                           41      08/10/79     5,000
P.O. Box 2302                          106      04/21/82    20,000       25,000
16 Tall Oaks Drive
Wayne, New Jersey 07470

Renzo Maraviglia and                   223      12/03/84       775          775
Joan M. Maraviglia, Joint Tenants
301 Heather Way
South San Francisco, CA 94080

Victoria Martinez                      464      11/13/89        24           24
2875 White Acres Drive
San Jose, CA 95148

James S. Mathews                        76      04/15/82     1,000
26 Spruce Lane                         103      04/21/82     4,000
Holden, WA 01520                       127      06/16/82     2,500        7,500

                                       Cert                            Total
            Name                        No.       Date      Shares     Shares
----------------------------------   --------   --------   --------   ---------

Mayfield III                            50      09/11/79    20,000
2200 Sand Hill Road, Suite 200          61      07/21/80    18,000
Menlo Park, CA 94025                    73      08/11/81     5,000
                                       104      04/21/82   172,000
                                       132      11/23/82    10,000
                                       197      04/12/84    58,824      283,824

Martina McGlynn as                      63      07/24/80        25
Custodian for Kathleen                 105      04/21/82       100          125
Ann McGlynn (UGMA)
440 Coleridge
Palo Alto, CA 94301

Alexandria Jean McGurn                 125      05/27/82    12,000
6210 Agee Street, #237                 369      12/31/86     2,000       14,000
San Diego, CA 92122

James F. McGurn                        124      05/27/82    12,000
c/o MACS Corp.                         191      11/04/83     3,000
9292 Chesepeake Dr.                    368      12/31/86     1,000       16,000
San Diego, CA 92123

Linda C. Miller                        249      02/15/85     1,000        1,000
2225 Vineyard Court
Los Altos, CA 94022

Shigeru Miyazaki                       446      03/01/89       437          437
2-22-11 Kamisho Kujiicho
Berima-ku, Tokyo

Pamela Moon                            437      12/06/88     2,495
197 Ramona Avenue                      466      11/24/89       505        3,000
Pacifica, CA 94044

Vanda Morello                          392      11/09/87        79           79
555 Jeter Street
Redwood City, CA 94062

John Spencer Morse and Annette         175      08/30/83    50,000
Ruth Morse, Trustees of the            260      04/16/85     3,000
John Spencer Morse and                 362      11/14/86     1,643       54,643
Annette Ruth Morse Trusts,
U/D/T dated December 23, 1982
15463 El Camino Grande
Saratoga, CA 95070

                                       Cert.                           Total
            Name                        No.       Date      Shares     Shares
----------------------------------   --------   --------   --------   ---------

Richard W. and Nell Neil               321      11/21/85       300          300
600 Meadowood Lane
St. Helena, CA 94594

Walter Neumann                         153      05/27/83       300
1339 Lorida Way                        242      01/04/85    10,000       10,300
Pacifica, CA 94044

Walter F. Neumann and Susan             53      01/02/79       500          500
Gardner Neumann, JT TEN WROS
1339 Lorida Way
Pacifica, CA 94044

Timothy F. O'Brien and Pearl           363      12/09/86       300          300
O'Brien, as Community Property
1709 Pine Knoll Drive
Belmont, CA 94022

F.D. Orahood                            14      07/20/79    25,000
16882 Bolsa Chica Road                  48      08/20/79     2,500
Huntington Beach, CA 92649             110      04/21/82   110,000      137,500

Leonard E. Orsak and                    52      11/02/79     1,000
Marjorie L. Orsak                      111      04/21/82     4,000        5,000
JT TEN WROS
241 Biarritz Circle
Los Altos, CA 94022

Douglas A. Owen, Trustee for           459      08/04/89     2,000        2,000
Douglas Owen Search Consultants
Profit Sharing Plan
3000 Sand Hill Road, 2-120
Menlo Park, CA 94025

Vivian H. Owen                           4      07/20/79     5,000
1736 Terrace                           112      04/21/82    20,000
Belmont, CA 94002                      181      09/21/83    15,000       40,000

Diane R. Pagani                        460      08/11/89   100,000      100,000
22140 Cedar Springs Road
Twain Harte, CA 95383

                                       Cert.                           Total
            Name                        No.       Date      Shares     Shares
----------------------------------   --------   --------   --------   ---------

Joseph F. Pickering, Trustee            67      05/07/81     2,375
of the Joseph F. Pickering and         114      04/21/82     9,500       11,875
Helen D. Pickering Trusts U/D/T
dated 1/12/77
c/o Rollins, Burdick, Hunter
P.O. Box 51110
Palo Alto, CA 94303

Frank and Donna Pitto, Sr.             307      11/21/85       500          500
445 Keith Court
Walnut Creek, CA 94596

Frank Pitto, Sr., Custodian            309      11/21/85        50           50
for John Frank Pitto under
the California Uniform
Transfers to Minors Act
445 Keith Court
Walnut Creek, CA 94596

Frank Pitto, Sr., Custodian            308      11/21/85        50           50
for John Frank Pitto under
the California Uniform
Transfers to Minors Act
445 Keith Court
Walnut Creek, CA 94596

Anne Popylisen                         441      10/27/88        50           50
424 Paula Court, #15
Santa Clara, CA 95050

Rhea J. Posedel                          1      07/20/79   125,000
1736 Terrace                            25      07/20/79     2,500
Belmont, CA 94002                       58      04/17/80     2,500
                                        62      07/21/80    32,000
                                        65      06/24/80     5,000
                                       115      04/21/82   668,000
                                       200      04/18/84    25,000
                                       342      05/12/86    27,000      887,000

Carol A. Preble                        154      05/27/83       300          300
19973 Peartree Ct.
Cupertine, CA 95014

Craig Ringener                         408      08/02/88       416          416
408 Canyon Ridge Dr.
Richardson, TX 75080

                                       Cert.                           Total
            Name                        No.       Date      Shares     Shares
----------------------------------   --------   --------   --------   ---------

Rosanna McClure Roedder                190      10/21/83    15,000       15,000
Schonauerstrasse No. 19
5206 Wolperath
West Germany

M.M. Rosati & D. M. Laurice            264      05/15/85     5,000
Trustees FBO Mario M. Rosati           333      03/03/86     2,000
Wilson, Sonsini, Goodrich &            341      03/03/86     1,000
Rosati                                 374      05/14/87     2,343
Two Palo Alto Square, Ste. 900         378      07/28/87     7,657
Palo Alto, CA 94306                    450      04/30/89     2,000       20,000

Mario M. Rosati & Sally J.             407      05/29/88     4,722
Rosati, Trustees of the                417      09/19/88       333
Mario M. & Sally J. Rosati             419      09/19/88     3,000
Trust, UDT 9/30/76, as amended         421      09/19/88     4,125
Wilson, Sonsini, Goodrich &            423      09/19/88     1,104
Rosati                                 425      09/19/88     4,561
Two Palo Alto Square, Suite 900        427      09/19/88     1,903
Palo Alto, CA 94306                    429      09/19/88     2,500
                                       451      04/30/89     2,000
                                       452      01/13/89       667       26,917

Rutven Associates I, L.P.              198      04/16/84     8,824        8,824
c/o Cornerstone Management
2420 Sand Hill Road, #202
Menlo Park, CA 94025
Attn: Barbara Anderson

Rutven Associates II, L.P.             199      04/16/84     5,882        5,882
c/o Cornerstone Management
2420 Sand Hill Road, #202
Menlo Park, CA 94025
Attn: Barbara Anderson

Marvin R. Samuel and                   117      04/21/82    20,000       20,000
Margery F. Samuel, JTWROS
471 Panchita Way
Los Altos, CA 94022

Ramona Lee Santos                      250      02/20/85     1,000        1,000
32 Escanyo Drive
So. San Francisco, CA 94080

Carol C. Scott                         155      05/27/83       500          500
21200 Todd Valley Road, #160
Foresthill, CA 95631

                                Cert                            Total
      Name                       No.        Date      Shares    Shares
-------------------------     --------     --------  ---------  -------

Richard F. Sette                  271      08/12/85    1,000
45425 Potawatami Drive            356      09/30/86      500
Fremont, CA  94539                390      11/09/87      296
                                  406      04/12/88    3,200     4,996

Charles E. Shalvoy                401      01/05/88    4,000
111 Selby Lane                    458      05/31/89   35,000    39,000
Atherton, CA  94025

Charles E. Shalvoy, Sr.           244      01/11/85      500       500
or Helen M. Shalvoy, JT WROS
17910 Villamoure Drive
Poway, CA 92064

James A. Shalvoy, Trustee of      347      07/11/86    2,000
the Alexandra Miller Shalvoy      399      12/31/87    3,000
1986 Trust, U/T/A dated           400      01/05/88    3,000     8,000
7/11/86
115 19th Place
Manhattan Beach, CA  90266

James A. Shalvoy, Trustee          218      11/13/84    2,300
of the Brenton O. Shalvoy,         263      05/13/85    2,300
Trust I UTA dated July 25, 1984    346      07/11/86    2,000
115 19th Place                     398      12/31/87    1,400    8,000
Manhattan Beach, CA  90266

Saburo Shikano                     269      08/12/85    4,900
c/o ATS Japan                      331      03/07/86    2,674
19-25, 1-Chome                     381      09/01/87    2,674
Shimura, Itabashi-Ku               434      08/23/88    2,674
Tokyo, 174 Japan                   457      04/05/89    2,674   15,596

Frances Ellen Sloyer, Trustee      462      09/12/89    1,000    1,000
U/D/T dated 10-26-82
2920 Lakemont Drive
Fallbrook, CA  92028

Peter Spire                        435      09/29/88    1,000    1,000
3356 La Mesa #2
San Carlos, CA  94070

Martin C. Sturzenbecker            220      11/30/84      250      250
1 Michael Court
Carmel, NY  10512

                                Cert                            Total
      Name                       No.        Date      Shares    Shares
-------------------------     --------     --------  ---------  -------

Summit Investors, L.P.             280    09/19/85       223
c/o Summit Partners, L.P.          296    09/27/85     1,013       1,238
One Boston Place
Boston, MA  02108

Summit Ventures, L.P.              278    09/19/85     30,002
One Boston Place                   294    09/27/85    150,455    180,457
Boston, MA  02108

SV Eurofund C.V.                   279    09/19/85     19,773
c/o SV International, L.P.         295    09/27/85     99,157    118,930
One Boston Place
Boston, MA  02108

Mel Thomsen                        174    08/08/83      1,250      1,250
555 Latimer Circle
Campbell,  CA  95008

David Torresdal                    120    04/21/82    263,000
and Betty Torresdal                210    10/05/84      5,000
427 Hillcrest Way                  229    12/03/84        800
Redwood City, CA  94062            287    09/27/85      5,000    273,800


Thanh Tran Dinh                    443    11/17/88         54         54
544 W. 4th Street
San Jose, CA  95112

Margo Tullus                       170    08/04/83      1,660
636 La Casa Via                    438    12/06/88        835
Walnut Creek, CA  94598            467    11/24/89        505      3,000

David and Margo Tullus, Sr.        310    11/21/85        366        366
636 La Casa Via
Walnut Creek, CA  94598

David and Margo Tullus, Sr.        313    11/21/85         55         55
Custodians for Andrew
Richard Tullus under the
Uniform Transfers to Minors Act
636 La Casa Via
Walnut Creek,  CA  94598

                                Cert                            Total
      Name                       No.        Date      Shares    Shares
-------------------------     --------     --------  ---------  -------

David and Margo Tullus, Sr.        312    11/21/85        110       110
Custodians for Bonwyn Pamela
Tullus under the California
Uniform Transfers to Minors Act
636 La Casa Via
Walnut Creek, CA  94598

David and Margo Tullus, Sr.       314     11/21/85        165       165
Custodians for David Shelton
Tullus
636 La Casa Via
Walnut Creek,  CA  94598

Margo D. Tullus and                224    12/03/84      1,000     1,000
David Shelton Tullus,
Community Property
636 La Casa Via
Walnut Creek,  CA  94598

Donna G. Widner                    304    11/21/85        500       500
13 Adelphi Court
Sacramento,  CA  95825

John A. Wilson and Nancy S.        405    03/28/88     10,625    10,625
Wilson, Trustees of the
Nancy S. and John A. Wilson
Family Trust U/D/T dated
October 27, 1987
2 Palo Alto Square, Suite 900
Palo Alto, CA  94306

Miriam E. Wolff Trust              290    09/27/85      9,000     9,000
Trust FBO Miriam E. Wolff
25623 Elena Rd.
Los Altos Hills, CA  94022

WS Investment Company 87A          371    05/14/87      3,040     3,040
Two Palo Alto Square, Suite 900
Palo Alto, CA  94306

Donald E. Yost and Patricia        370    04/20/87      2,500     2,500
Yost, Trustees of the Yost
Family Trust u/d/t dated 08/31/87
1860 Middleton Ave.
Los Altos, CA  94022

TOTAL OUTSTANDING                                             3,526,986
                                                              ---------
                                                              ---------

                               AEHR TEST SYSTEMS

                    CAPITAL STOCK PURCHASE WARRANT HOLDERS

                                July 10, 1989


                                                Exercise
                                      No. of      Price     Expiration
            Name                      Shares    Per Share     Date
----------------------------------   --------   ---------   ----------

Robert R. Anderson                      3,333    $   6.00    12/31/92
KLA Instruments Corp.
2051 Mission College Blvd.
P.O. Box 58016
Santa Clara, CA 95052

Peter Tyler Hall                        3,000    $   6.00    05/06/92
c/o Dean Witter Reynolds
720 Santa Cruz Ave.
Menlo Park, CA 94025

David Torresdal                         3,000    $   6.00    05/06/92
c/o Davtron
427 Hillcrest Way
Redwood City, CA 94062

                  Outstanding Options, Warrants and Other Rights
                        to Purchase Shares of Common Stock


                                           Exercise
                                             Price            Number
        Description                        Per Share         of Shares
----------------------------------         ---------         ---------

Warrants                                    $6.00                9,333

Amended 1978 Stock Option Plan              $6.02(1)            61,250

Amended 1983 Incentive Stock Plan           $6.00(1)            83,100

Amended 1986 Incentive Stock Plan           $6.00              154,950

(1) Weighted Average

                                 EXHIBIT 4.1(k)

                             AEHR TEST SYSTEMS-JAPAN

                                FEBRUARY 9, 1990

            MEMORANDUM OF TERMS FOR PRIVATE PLACEMENT OF COMMON STOCK



     Aehr Test Systems-Japan, a corporation organized under the laws of Japan ("ATS-Japan") presently has 400,000 authorized shares of Common Stock, par value Y500 per share. Before the closing of the Common Stock sale described below, ATS-Japan will have 220,000 shares of Common Stock outstanding. No other shares of stock, or options or warrants to purchase stock from ATS-Japan, will be outstanding at the time of the closing.

     ATS-Japan proposes a private placement of shares of Common Stock on the following terms:

Aggregate Purchase Price:          Y56,000,000

Number of Shares:                  16,000 (see attached list
                                           of purchasers)

Price Per Share:                   Y3,500

Information Rights:                Until ATS-Japan completes a public offering
                                   of shares in Japan ("Public Offering") and so long as a purchaser holds all shares of Common Stock initially purchased, ATS-Japan will provide to the purchaser (i) an unaudited semi-annual balance sheet and income statement, (ii) an audited annual balance sheet and income statement and
                                   (iii) all other information concerning ATS-
                                   Japan's finances or operations reasonably requested by the purchaser. Any information provided to a purchaser shall be subject to standard confidentiality provisions.

Transferability:                   Until a Public Offering, each share shall be
                                   subject to ATS-Japan's right of first refusal on any transfer, except a transfer pursuant to a merger or sale of assets of the purchaser, or a transfer among affiliated entities.

Standoff:                          Each purchaser shall not purchase any more
                                   shares of ATS-Japan, either from ATS-Japan or its shareholders, without the prior consent of ATS-Japan's board of directors.

Forced Sale:                       In the event of a Public Offering, if the
                                   Company is required by law to sell such
                                   number of shares as would result in Aehr Test
                                   Systems, a California corporation, holding less than 70% of the stock of ATS-Japan after the completion of the Public Offering, then
                                   ATS-Japan may require the purchasers, on a pro rata basis, to sell their shares in the Public Offering.

Purchase Agreement:                The investment shall be made pursuant to a
                                   Stock Purchase Agreement reasonably
                                   acceptable to ATS-Japan and the purchasers.
                                   The agreement shall contain appropriate
                                   representations and warranties of ATS-Japan and the purchasers and conditions of closing.

Closing:                           May 1, 1990

                            EXHIBIT 4.1(l)


                      [letterhead of Union Bank]



January 29, 1990




Mr. Malcolm M. Farnsworth
Chief Financial Officer
Aehr Test Systems
135 Constitution Drive
Menlo Park, CA  94025

Dear Mr. Farnsworth:

Aehr Test Systems is currently in default of certain terms and conditions of the Letter Agreement ("Agreement") dated September 20, 1989 between Union Bank ("Bank") and Aehr Test Systems ("Borrower") regarding a Line of Credit ("Line") in the amount of $5 Million.

You have requested waivers with regard to the following conditions of the
Agreement:

"Advances shall be limited to $5,000,000, or 80% of eligible accounts receivable, whichever is less. Eligible accounts receivable is defined as total accounts receivable less those accounts which are over 90 days past due from invoice date, and those accounts due from Aehr Test-Japan."

Advances exceed eligible accounts receivable by $499,000 as of December 31, 1989.

"7. To be profitable on a pretax basis for the quarters ending August 1989, November 1989, February 1990, May 1990 and August 1990."


The actual profitability on a pretax basis for the quarter ending August 1989, November 1989, February 1990, May 1990 and August 1990."

The actual profitability on a pretax basis for the quarter ending November 1989 was a loss of $403,000.

Additionally, you have informed us that you will not be in compliance with the borrowing base formula for the periods ending January 31, 1990 and February 28, 1990. You have also stated that you will not be in compliance with the requirement for quarterly profitability for the quarter ending February 28, 1990. You have indicated you are anticipating a loss before tax of $648,000 for the quarter ending February 1990.

The Bank agrees to forbear from taking action on the defaults occurring on or before December 31, 1989, as you have indicated that the Company will be receiving cash in the amount of $2 Million in the form of equity from JAFCO ("JAFCO") America Ventures, Inc. You have advised us that this cash will be used to pay off over advance on the Company's Line. Over advance is defined as funds borrowed by the Company in excess of the agreed upon advance rate of 80% of eligible accounts receivable, as determined by the Company's submissions of monthly borrower base certificates. Bank agrees to allow over advances in the following amounts as noted below.

    For the period:  1/3/90 through 1/31/90:  $500,000
    For the period:  2/1/90 through 2/28/90:  $1,500,000
    For the period:  after 2/28/90:  0

Over advances shall bear interest at the rate of 3.0% above the Bank's Reference Rate and shall be charged on February 28, 1990 to Borrower's account for the period February 6, 1990 through February 28, 1990.

The Bank agrees to waive the anticipated default for quarterly profitability expected to occur upon receipt of the Borrower's February 28, 1990 financial statements, providing the following:

1.  Borrower has received $2 Million in cash from JAFCO in the form of equity.

2. Borrower pays off any over advance outstanding upon receipt of $2 Million in cash from JAFCO which is anticipated prior to February 28, 1990.

3. Borrower is in compliance with all other covenants per the Letter Agreement dated September 20, 1989 between Borrower and Bank.

4. Borrower's pretax loss for the quarter ending February 1990 is not to exceed $950,000.

5. Bank to receive by February 19, 1990 commitment letter from JAFCO indicating $2 Million purchase of stock.

This letter will not be a waiver of an existing or future default unless specified herein.


Sincerely,

UNION BANK

/s/ James L. Weber

James L. Weber
Vice President & SAE


Acknowledged and Accepted by:

AEHR TEST SYSTEMS

By: /s/ M.M. Farnsworth
    -------------------------------

Title:   Chief Financial Officer
       ----------------------------

Date:    2-8-90
       ---------